QuickLinks -- Click here to rapidly navigate through this document

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

BALL CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

BALL CORPORATION
10 Longs Peak Drive, Broomfield, Colorado 80021-2510

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD WEDNESDAY, APRIL 22, 2009

        The Annual Meeting of Shareholders of Ball Corporation will be held at the Corporation's offices, 10 Longs Peak Drive, Broomfield, Colorado 80021-2510, on Wednesday, April 22, 2009, at 8:00 A.M. (MDT) for the following purposes:

  1.
  To elect three directors for three-year terms expiring at the Annual Meeting of Shareholders to be held in 2012;

  2.
  To ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm for the Corporation for 2009;

  3.
  To consider a shareholder proposal, if properly presented, to declassify the Board of Directors; and

  4.
  To transact any other business as may properly come before the meeting, although it is anticipated that no business will be conducted other than the matters listed above.

        Only holders of Common Stock of record at the close of business on March 2, 2009, are entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

        A Proxy Statement appears on the following pages. Copies of the Annual Report and Form 10-K for 2008 are being mailed to you with this Notice of Annual Meeting of Shareholders and Proxy Statement.

By Order of the Board of Directors
David A. Westerlund Corporate Secretary

March 16, 2009
Broomfield, Colorado

YOUR VOTE IS IMPORTANT

You are urged to complete, sign, date and promptly return your proxy card in the enclosed postage-paid envelope, or submit your proxy by telephone or via the Internet, as soon as possible, so that your shares can be voted at the meeting in accordance with your instructions.

PLEASE NOTE: The 2009 Annual Meeting of Shareholders will be held to tabulate the votes cast and to report the results of voting on the items described above. No management presentations or other business matters are planned for the meeting.

Ball and are trademarks of Ball Corporation, Reg. U.S. Pat. & Tm. Office

BALL CORPORATION
10 Longs Peak Drive, Broomfield, Colorado 80021-2510

PROXY STATEMENT
March 16, 2009

ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD WEDNESDAY, APRIL 22, 2009

Important notice regarding the availability of proxy materials for the Annual
Meeting of Shareholders to be held on Wednesday, April 22, 2009:

The Proxy Statement, 10-K and Annual Report are available at http://materials.proxyvote.com/058498

To Shareholders of Ball Corporation:

        This Proxy Statement and the accompanying proxy card are furnished to shareholders in connection with the solicitation by the Board of Directors of Ball Corporation ("Corporation" or "Ball") of proxies to be voted at the Annual Meeting of Shareholders ("Annual Meeting") to be held April 22, 2009, for the purposes stated in the accompanying notice of the meeting.

        Please complete, sign, date and return your proxy card, or submit your proxy by telephone or via the Internet, as soon as possible, so that your shares can be voted at the meeting. Any Ball Corporation shareholder of record desiring to submit a proxy by telephone or via the Internet will be required to enter the unique voter control number imprinted on the Ball Corporation proxy card, and therefore should have the card for reference when initiating the process.

  •
  To submit your proxy by telephone, call 1-800-652-8683 on a touch-tone telephone and follow the simple menu instructions provided. There is no charge for this call.

  •
  To submit your proxy over the Internet, log on to the Web site http://www.investorvote.com and follow the simple instructions provided.

Similar instructions are included on the enclosed proxy card.

        A shareholder of the Corporation may revoke a proxy in writing at any time prior to the meeting by sending written notice of revocation to the Corporate Secretary, by voting again by telephone, via the Internet or in writing; or by voting in person at the meeting.

VOTING SECURITIES AND PRINCIPAL SHAREHOLDERS

        At the close of business on March 2, 2009, there were outstanding 93,860,577 shares of Common Stock (together with the associated preferred stock purchase rights under the Rights Agreement dated as of July 26, 2006, between the Corporation and Computershare Investor Services, LLC, as amended). Other than 12,794 shares of Common Stock granted as restricted stock without voting rights, each of the shares of Common Stock is entitled to one vote. Shareholders do not have cumulative voting rights with respect to the election of directors.

        Based on Schedule 13G filings with the Securities and Exchange Commission ("SEC"), the following table indicates the only beneficial owner of more than 5 percent of the Corporation's outstanding Common Stock as of December 31, 2008:

Name and Address of Beneficial Owner	Shares Beneficially Owned		Percent of Class
Vanguard Fiduciary Trust Company 500 Admiral Nelson Boulevard Malvern, Pennsylvania 19355	5,741,965	(1)	6.07

(1)
These shares are held with shared voting and dispositive power.

        The following table lists the beneficial ownership of Common Stock of the Corporation by director nominees, continuing directors, the Chief Executive Officer and the four other most highly compensated executive officers and, as a group, of such persons and the other executive officers as of the close of business on March 2, 2009.

Title of Class	Name of Beneficial Owner	Shares Beneficially Owned(1)		Percent of Class(2)
Common	Robert W. Alspaugh	7,003	(3)	*
Common	Hanno C. Fiedler	94,292	(4)	*
Common	John R. Friedery	316,843	(5)	*
Common	John A. Hayes	260,711	(6)	*
Common	R. David Hoover	1,671,032	(7)	1.8
Common	John F. Lehman	102,717	(8)	*
Common	Georgia R. Nelson	12,165	(9)	*
Common	Jan Nicholson	171,481	(10)	*
Common	Raymond J. Seabrook	502,784	(11)	*
Common	George M. Smart	25,562	(12)	*
Common	Theodore M. Solso	62,186	(13)	*
Common	Stuart A. Taylor II	93,196	(14)	*
Common	Erik H. van der Kaay	46,535	(15)	*
Common	David A. Westerlund	516,732	(16)	*
Common	All of the above and present executive officers as a group (21)	4,677,494	(17)	5.0

(1)
Full voting and dispositive investment power, unless otherwise noted.

(2)
* Indicates less than 1 percent ownership.

(3)
Includes 2,003 stock units equivalent to 2,003 shares with no voting rights or dispositive investment power that have been deferred by Mr. Alspaugh pursuant to the Ball Corporation Deferred Compensation Company Stock Plan, and 5,000 restricted stock units with no voting rights or dispositive investment power.

(4)
Includes 10,000 shares that Mr. Fiedler may acquire during the next 60 days upon exercise of stock options. Also includes 12,694 shares of restricted stock or restricted stock units without voting rights. Voting rights attach to the shares as the restrictions lapse.

(5)
Includes 112,874 shares that Mr. Friedery may acquire during the next 60 days upon the exercise of stock options. Also includes 91,543 stock units equivalent to 91,543 shares with no voting rights or dispositive investment power that have been deferred pursuant to the Ball Corporation Deferred Compensation Company Stock Plans, and 40,000 restricted stock units with no voting rights or dispositive investment power.

(6)
Includes 89,625 shares that Mr. Hayes may acquire during the next 60 days upon the exercise of stock options. Also includes 52,640 stock units equivalent to 52,640 shares with no voting rights or dispositive investment power that have been deferred pursuant to the Ball Corporation Deferred Compensation Company Stock Plans, and 71,400 restricted stock units with no voting rights or dispositive investment power.

(7)
Includes 213,526 shares held in trust for Mr. Hoover's spouse, as to which he disclaims beneficial ownership, and 839,010 shares that he may acquire during the next 60 days upon the exercise of stock options. Also includes 395,987 stock units equivalent to 395,987 shares with no voting rights or dispositive investment power that have been deferred pursuant to the Ball Corporation Deferred Compensation Company Stock Plans, and 194,750 restricted stock units with no voting rights or dispositive investment power. In addition, 80,000 shares have been pledged.

(8)
Includes 8,000 shares that Mr. Lehman may acquire during the next 60 days upon the exercise of stock options. Also includes 19,202 stock units equivalent to 19,202 shares with no voting rights or dispositive investment power that have been deferred pursuant to the Ball Corporation Deferred Compensation Company Stock Plans, and 4,000 restricted stock units with no voting rights or dispositive investment power.

(9)
Includes 5,165 stock units equivalent to 5,165 shares with no voting rights or dispositive investment power that have been deferred by Ms. Nelson pursuant to the Ball Corporation Deferred Compensation Company Stock Plans, and 4,000 restricted stock units with no voting rights or dispositive investment power.

(10)
Includes 8,000 shares that Ms. Nicholson may acquire during the next 60 days upon the exercise of stock options. Also includes 13,834 stock units equivalent to 13,834 shares with no voting rights or dispositive investment power that have been deferred pursuant to the Ball Corporation Deferred Compensation Company Stock Plans, and 4,000 restricted stock units with no voting rights or dispositive investment power.

(11)
Includes 7,500 shares owned by Mr. Seabrook's children, as to which he disclaims beneficial ownership, and 239,543 shares that he may acquire during the next 60 days upon the exercise of stock options. Also includes 116,500 stock units equivalent to 116,500 shares with no voting rights or dispositive investment power that have been deferred pursuant to the Ball Corporation Deferred Compensation Company Stock Plans, and 55,000 restricted stock units with no voting rights or dispositive investment power.

(12)
Includes 4,037 stock units equivalent to 4,037 shares with no voting rights or dispositive investment power that have been deferred by Mr. Smart pursuant to the Ball Corporation Deferred Compensation Company Stock Plans, and 4,000 restricted stock units with no voting rights or dispositive investment power.

(13)
Includes 8,000 shares that Mr. Solso may acquire during the next 60 days upon the exercise of stock options. Also includes 17,763 stock units equivalent to 17,763 shares with no voting rights or dispositive investment power that have been deferred pursuant to the Ball Corporation Deferred Compensation Company Stock Plans, and 4,000 restricted stock units with no voting rights or dispositive investment power.

(14)
Includes 30,250 shares that Mr. Taylor may acquire during the next 60 days upon the exercise of stock options. Also includes 18,607 stock units equivalent to 18,607 shares with no voting rights or dispositive investment power that have been deferred pursuant to the Ball Corporation Deferred Compensation Company Stock Plans, and 4,000 restricted stock units with no voting rights or dispositive investment power.

(15)
Includes 6,902 stock units equivalent to 6,902 shares with no voting rights or dispositive investment power that have been deferred by Mr. van der Kaay pursuant to the Ball Corporation Deferred Compensation Company Stock Plans, and 4,000 restricted stock units with no voting rights or dispositive investment power.

(16)
Includes 25,078 shares owned by Mr. Westerlund's spouse, as to which he disclaims beneficial ownership, and 237,499 shares that he may acquire during the next 60 days upon the exercise of stock options. Also includes 124,867 stock units equivalent to 124,867 shares with no voting rights or dispositive investment power that have been deferred pursuant to the Ball Corporation Deferred Compensation Company Stock Plans, and 51,500 restricted stock units with no voting rights or dispositive investment power.

(17)
Includes 341,353 shares to which beneficial ownership is disclaimed, and 1,889,478 shares that may be acquired during the next 60 days upon the exercise of stock options, and includes 84,750 shares to which beneficial ownership is disclaimed. Also includes 1,030,281 stock units equivalent to 1,030,281 shares with no voting rights or dispositive investment power that have been deferred pursuant to the Ball Corporation Deferred Compensation Company Stock Plans, and includes 50,608 units to which beneficial ownership is disclaimed; and 563,100 restricted stock units with no voting rights or dispositive investment power, and includes 23,100 restricted stock units to which beneficial ownership is disclaimed. In addition, 111,940 shares have been pledged.

VOTING ITEM I—ELECTION OF DIRECTORS

        In 1985 the shareholders adopted the Amended Articles of Incorporation of Ball Corporation, dividing the Board of Directors ("Board") into three classes, as nearly equal in number as possible, with directors serving staggered three-year terms. On April 22, 2009, three persons are to be elected to serve as directors until the 2012 Annual Meeting of Shareholders. Unless otherwise instructed on the proxy card, the persons named in the accompanying proxy intend to vote for nominees Robert W. Alspaugh, R. David Hoover and Jan Nicholson to hold office as directors of the Corporation until the 2012 Annual Meeting of Shareholders, or, in each case, until his or her respective successor is elected and qualified. All nominees have consented to be named as candidates in the Proxy Statement and have agreed to serve if elected. If, for any reason, any of the nominees becomes unavailable for election, the shares represented by proxies will be voted for any substitute nominee or nominees designated by the Board. The Board has no reason to believe that any of the nominees will be unable to serve.

        In accordance with the Indiana Business Corporation Law, directors are elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present. Abstentions and broker nonvotes are considered neither votes "for" nor "against." Proxies may not be voted for a greater number of persons than the three named nominees.

        Set forth for each director nominee in Class III and for each continuing director in Classes I and II is the director's principal occupation and employment during the past five years or, if longer, the period during which the director has served as a director, and certain other information.

 DIRECTOR NOMINEES AND CONTINUING DIRECTORS

To Be Elected for a Term of Three Years Until the 2012 Annual Meeting (Class III)
Robert W. Alspaugh	Chief Executive Officer, KPMG International, 2002 to 2005. Age 62.	Director since 2008. Member, Audit and Nominating/Corporate Governance Committees. Mr. Alspaugh is a director of Autoliv, Inc., Stockholm, Sweden, and VeriFone Holdings, Inc., San Jose, California.
R. David Hoover
Chairman, President and Chief Executive Officer, Ball Corporation, since April 2002; President and Chief Executive Officer, January 2001 to April 2002; Vice Chairman, President and Chief Operating Officer, April 2000 to January 2001; Vice Chairman, President and Chief Financial Officer, January 2000 to April 2000; Vice Chairman and Chief Financial Officer, 1998 to 2000; Executive Vice President and Chief Financial Officer, 1997 to 1998; Executive Vice President, Chief Financial Officer and Treasurer, 1996 to 1997. Age 63.
Director since 1996.

Mr. Hoover is a director of Energizer Holdings, Inc., St. Louis, Missouri; Irwin Financial Corporation, Columbus, Indiana, and Qwest Communications International, Inc., Denver, Colorado.
Jan Nicholson
	President, The Grable Foundation, Pittsburgh, Pennsylvania, since 1990; Managing Director, Strategic Risk Assessment, MEIA Insurance Corporation, Armonk, New York, 1998 to 2000; Managing Director, Research and Development, Capital Markets Assurance Corporation (CapMAC), New York, New York, 1994 to 1998. Age 63.	Director since 1994. Member, Audit and Finance Committees. Ms. Nicholson is a director of Radian Group Inc., Philadelphia, Pennsylvania.
The Board of Directors recommends that shareholders vote "FOR" the election of each nominee for Director named above.

To Continue in Office Until the 2010 Annual Meeting (Class I)
Hanno C. Fiedler
Executive Vice President, Ball Corporation, and Chairman and Chief Executive Officer, Ball Packaging Europe, December 2002 to December 2005; Chairman and Chief Executive Officer, Schmalbach-Lubeca AG, 1996 to 2002. Age 63.
Director since 2002. Member, Finance Committee.

Mr. Fiedler serves on the Supervisory Boards of Thyssen Krupp Steel AG, Duisburg, Germany; Pfleiderer AG, Neumarkt, Germany; and MAN-Roland AG, Augsburg, Germany.
John F. Lehman
	Chairman, J. F. Lehman & Company, New York, New York, since 1990; Chairman of the Board, OAO Technology Solutions, Inc., Greenbelt, Maryland, since 2001; Chairman of the Board, Sperry Marine Inc., Charlottesville, Virginia, 1993 to 1996; Managing Director, Investment Banking Division, PaineWebber Inc., New York, New York, 1988 to 1990; Secretary of the Navy, Washington, D.C., 1981 to 1987. Age 66.	Director since 1987. Member, Finance and Nominating/Corporate Governance Committees. Mr. Lehman is a director of EnerSys, Reading, Pennsylvania.
Georgia R. Nelson
	President and Chief Executive Officer, PTI Resources, LLC, Chicago, Illinois, since June 2005; President, Midwest Generation EME, LLC, Chicago, Illinois, April 1999 to June 2005; General Manager, Edison Mission Energy Americas, Irvine, California, January 2002 to June 2005. Age 59.	Director since 2006. Member, Human Resources and Nominating/Corporate Governance Committees. Ms. Nelson is a director of Cummins, Inc., Columbus, Indiana, and Nicor Inc., Naperville, Illinois.
Erik H. van der Kaay
	Chairman of the Board, Symmetricom, Inc., October 2002 to October 2003; President, Chief Executive Officer, and Chairman of the Board, Datum, Inc., Irvine, California, April 1998 to October 2002 upon Symmetricom's acquisition of Datum. Age 68.	Director since 2004. Member, Audit and Finance Committees. Mr. van der Kaay is a director of RF Micro Devices, Greensboro, North Carolina, and Orolia, S.A., Sophia Antipolis, France.

To Continue in Office Until the 2011 Annual Meeting (Class II)
George M. Smart	President, Sonoco-Phoenix Inc., Canton, Ohio, a subsidiary of Sonoco Products Company, 2001 to 2004. Age 63.	Director since 2005. Member, Audit and Human Resources Committees. Mr. Smart is a director of FirstEnergy Corp., Akron, Ohio.
Theodore M. Solso	Chairman and Chief Executive Officer, Cummins, Inc., Columbus, Indiana, since January 2000. Age 62.	Director since 2003. Member, Audit and Human Resources Committees. Mr. Solso is a director of Ashland Inc., Covington, Kentucky.
Stuart A. Taylor II	Chief Executive Officer, The Taylor Group L.L.C., Chicago, Illinois, since June 2001; Senior Managing Director, Bear, Stearns & Co. Inc., Chicago, Illinois, 1999 to 2001. Age 48.	Director since 1999. Member, Human Resources and Nominating/Corporate Governance Committees. Mr. Taylor is a director of Hillenbrand, Inc., Batesville, Indiana.

 GOVERNANCE OF THE CORPORATION

Corporate Governance Guidelines

        The Board has established Corporate Governance Guidelines to comply with the relevant provisions of Section 303A of the New York Stock Exchange ("NYSE") Listed Company Manual ("NYSE Listing Standards"). The Corporate Governance Guidelines are set forth on the Corporation's Web site at www.ball.com under the "Corporate" page, section "Investors," under the subsection "Financial Information," and under the link, "Corporate Governance." A copy may also be obtained upon request from the Corporation's Corporate Secretary.

Policies on Business Ethics and Conduct

        Ball established a Corporate Compliance Committee in 1993 chaired by a designated Compliance Officer. The Committee publishes a code of business ethics, which is in the form of the Business Ethics booklet. The Board has adopted a separate additional business ethics statement referred to as the Ball Corporation Executive Officers and Directors Business Ethics Statement ("Executive Officers and Directors Ethics Statement") designed to establish principles requiring the highest level of ethical behavior toward achieving business success within the requirements of the law and the Corporation's policies and ethical standards. The Business Ethics booklet and the Executive Officers and Directors Ethics Statement are set forth on the Corporation's Web site at www.ball.com under the "Corporate" page, section "Investors," under the subsection "Financial Information," and under the link, "Corporate Governance." Copies may also be obtained upon request from the Corporation's Corporate Secretary.

Director Training

        All new directors receive orientation training soon after being elected to the Board. Continuing education programs are made available to directors including internal presentations, third party presentations and externally offered programs. Three directors attended externally offered director training programs in 2008.

Communications With Directors

        The Corporation has established means for shareholders or others to send communications to the Board. Persons interested in communicating with the Board, its individual directors or its Committees may send communications in writing via the Corporate Secretary or the Chairman of the Board. The communication should be sent in care of the Corporate Secretary, Ball Corporation, by mail to P.O. Box 5000, Broomfield, Colorado 80038-5000 or facsimile transmission to 303-460-2127.

        In accordance with the NYSE and SEC requirements, the Corporation has established additional means for interested parties to send communications to the Board and selected Committees, which are described on the Corporation's Web site at www.ball.com under the "Corporate" page, section "Investors," under the subsection "Financial Information," and under the link, "Corporate Governance."

        Shareholder proposals for inclusion in the Corporation's proxy materials will continue to be handled and must be communicated as disclosed in this Proxy Statement on page 42.

Meetings of Non-Management and Independent Directors

        The Board meets regularly and not less than four times per year. Non-management directors meet regularly, usually in conjunction with a regular Board meeting. Independent directors meet at least annually. Stuart A. Taylor II served as Presiding Director for meetings of non-management and independent directors held in the first half of 2008 and Georgia R. Nelson served as Presiding Director for such meetings held in the second half of 2008.

Director Independence Standards

        Pursuant to the NYSE Listing Standards, the Board has adopted a policy adhering to the director independence requirements of the NYSE in determining the independence of directors. These standards are described on the Corporation's Web site at www.ball.com under the "Corporate" page, section "Investors," under the subsection "Financial Information," and under the link, "Corporate Governance."

        The Board has determined that a majority of the Board is independent, and the Board has determined that based upon the NYSE independence standards, each of the members of the Board is independent with the exception of Messrs. Fiedler and Hoover.

 CERTAIN COMMITTEES OF THE BOARD

        The standing committees of the Board are the Audit, Nominating/Corporate Governance, Human Resources and Finance Committees.

Audit Committee:

        The primary purpose of the Audit Committee is to assist the Board in fulfilling its responsibilities to oversee management's conduct and the integrity of the Corporation's public financial reporting process including the overview of (1) accounting policies, (2) the system of internal accounting controls over financial reporting, (3) disclosure controls and procedures, (4) the performance of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Corporation ("independent auditor"), and (5) the internal audit department. The Audit Committee is responsible for engaging and evaluating the Corporation's independent auditor, including the independent auditor's qualifications and independence; resolving any differences between management and the independent auditor regarding financial reporting; preapproving all audit and non-audit services provided by the independent auditor; and establishing procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters.

        Members of the Audit Committee are Ms. Nicholson and Messrs. Alspaugh, Smart, Solso and van der Kaay. The Board has determined that each member of the Audit Committee is independent and financially literate, and the Board identifies Ms. Nicholson, among others, as having accounting or financial management expertise and as an Audit Committee financial expert under the NYSE Listing Standards and the SEC regulations. The Audit Committee met six times during 2008.

        The Report of the Audit Committee is set forth on page 38. The Committee has considered the non-audit services provided during 2008 and 2007 by the independent auditor as disclosed below and determined the services were compatible with maintaining the auditor's independence. The Committee believes the fees paid to the independent auditor in respect of those services were appropriate, necessary and cost efficient in the management of the business of the Corporation and are compatible with maintaining the auditor's independence.

Audit Fees and Services

        The following table represents fees for professional services rendered by PricewaterhouseCoopers LLP for the audit of the Corporation's annual consolidated financial statements and quarterly reports and the auditor's report under the Sarbanes-Oxley Act of 2002 for fiscal 2008 and fiscal 2007, together with fees for audit-related services and tax services rendered by PricewaterhouseCoopers LLP during fiscal 2008 and fiscal 2007. Audit-related services for 2008 consisted of consultations related to derivative transactions, stock repurchase programs, various local and special audits, joint venture consultations, fair value accounting consultations and various consents related to SEC filings. Tax fees consisted principally of tax compliance, including tax compliance matters related to tax audits and return preparation fees and fees for tax consultations. Other fees included fees for access to PricewaterhouseCoopers LLP online accounting research software.

	Fiscal 2008	Fiscal 2007
Audit Fees
Attestation Report and Accounting Consultations	$4,736,000	$4,794,000
Foreign Statutory Audits	1,191,000	1,310,000
Audit-Related Fees
Benefit Plans	$26,000	$22,000
Consultations	208,000	158,000
Tax Fees
Tax Compliance Matters	$378,000	$466,000
Tax Consultations	383,000	649,000
All Other Fees	$6,000	$20,000

        The Audit Committee's Charter requires management to submit for preapproval all audit, audit-related and non-audit-related services to be performed by the independent auditor. Management and the independent auditor submit a report of fees for review and preapproval by the Committee on a quarterly basis. The Audit Committee requires management and the independent auditor to submit a report at least annually regarding audit, audit-related, tax and all other fees paid by the Corporation to the independent auditor for services rendered in the immediately preceding two fiscal years. The Committee considers whether the fees for non-audit and audit-related services are compatible with maintaining the auditor's independence and requires management and the independent auditor to confirm this as well. The Audit Committee preapproved 100 percent of all of the above-referenced fees paid in 2008 and 2007 for services that were provided by PricewaterhouseCoopers LLP.

        There were no hours expended by persons other than the independent auditor's full-time, regular employees on the independent auditor's engagement to audit the Corporation's financial statements.

        A copy of the Audit Committee Charter is set forth on the Corporation's Web site at www.ball.com under the "Corporate" page, section "Investors," under the subsection "Financial Information," and under the link, "Corporate Governance."

Nominating/Corporate Governance Committee:

        The Nominating/Corporate Governance Committee is responsible for assisting the Board in fulfilling its responsibility to identify qualified individuals to become Board members; recommending to the Board the selection of Board nominees for the next Annual Meeting of Shareholders; addressing the independence and effectiveness of the Board by advising and making recommendations on matters involving the organization and operation of the Board, Corporate Governance Guidelines and directorship practices; overseeing the evaluation of the Board and its Committees; and reviewing and assessing the Corporation's Sustainability activities and performance. The Nominating/Corporate Governance Committee utilizes the standards set forth below for considering director nominees.

        Members of the Nominating/Corporate Governance Committee are Messrs. Alspaugh, Lehman and Taylor and Ms. Nelson. The Board has determined that the members of the Committee are independent under the NYSE Listing Standards. The Nominating/Corporate Governance Committee met four times during 2008.

        The Board has established a process whereby nominees for the Board may be submitted by members of the Board, the Chief Executive Officer, shareholders and any other persons. The Committee considers these recommended candidates in light of criteria set forth below.

        The Committee will seek candidates who meet at a minimum the following criteria: (1) candidates who have sufficient time to attend or otherwise be present at Board, relevant Board Committee and Shareholders' meetings; (2) candidates who will subscribe to Ball Corporation's Corporate Governance Guidelines and the Executive Officers and Directors Ethics Statement; (3) candidates who demonstrate credentials and experience in a broad range of corporate matters; (4) candidates who have experience and are focused on a broad range of corporate performance standards typical of publicly traded companies headquartered in the U.S.; (5) candidates who will subscribe to the finalized strategic and operating plans of the Corporation as approved by the Board from time to time; (6) candidates who are not affiliated with special interest groups that represent major causes or constituents; and (7) candidates who meet the criteria, if any, for being a director of the Corporation as set forth in the Indiana Business Corporation Law, the Articles of Incorporation and Bylaws of the Corporation.

        The Committee will apply the principles of diversity in consideration of candidates. The Committee may utilize and pay third party consultants to identify and screen candidates on a confidential basis for service on the Board. The Committee will also determine candidates' qualifications in light of the standards set by the Committee and by evaluating the qualifications of all candidates in an attempt to select the most qualified nominees suited to serve as a director while attempting to ensure that a majority of the Board is independent and, where needed, to meet the NYSE and SEC requirements for financial literacy, accounting or financial management expertise or audit committee financial expert status.

        The Nominating/Corporate Governance Committee will consider candidates recommended by shareholders. Any such recommendation should be in writing and addressed to the Chair, Nominating/Corporate Governance Committee, in care of the Corporate Secretary, Ball Corporation, by mail to P.O. Box 5000, Broomfield, Colorado 80038-5000.

        The Committee received no recommendations for candidates as nominees for the Board from a security holder or group of security holders that beneficially owned more than 5 percent of the Corporation's voting Common Stock for at least one year as of the date of the recommendation.

        A copy of the Nominating/Corporate Governance Committee Charter is set forth on the Corporation's Web site at www.ball.com under the "Corporate" page, section "Investors," under the subsection "Financial Information," and under the link, "Corporate Governance."

Human Resources Committee:

        The primary purpose of the Human Resources Committee is to assist the Board in fulfilling its responsibilities related to the evaluation and compensation of the Chief Executive Officer and overseeing the compensation of the other executive officers of the Corporation; reviewing and approving the schedule of salary ranges and grades for the salaried employees of the Corporation; approving the Corporation's stock and cash incentive compensation programs, including awards to executive officers and the number of shares to be optioned and/or granted from time to time to employees of the Corporation; approving and receiving reports on major benefit plans, plan changes and determinations and discontinuations of benefit plans; discussing the performance evaluation system and succession planning system of the Corporation, including discussions with the Chairman of the Board and Chief Executive Officer about the succession plan for the Chairman of the Board and Chief Executive Officer; hiring experts, including executive compensation consultants, as deemed appropriate to advise the Committee; and authorizing the filing of required reports with federal, state and local governmental agencies.

        Members of the Human Resources Committee are Messrs. Smart, Solso and Taylor and Ms. Nelson. The Board has determined that the members of the Committee are independent under the NYSE Listing Standards. The Human Resources Committee met four times during 2008. A copy of the Human Resources Committee Charter is set forth on the Corporation's Web site at www.ball.com under the "Corporate" page, section "Investors," under the subsection "Financial Information," and under the link, "Corporate Governance."

Finance Committee:

        The Finance Committee assists the Board in fulfilling its responsibility to oversee management in the financing and risk management of the Corporation, the status of the Corporation's retirement plans and insurance policies and the Corporation's policies relating to interest rates, commodity hedging and currency hedging. The Committee may hire experts as deemed appropriate to advise the Committee in the performance of its duties. The Committee reports to the Board concerning the financing of the Corporation and the performance of the Committee.

        The members of the Finance Committee are Messrs. Fiedler, Lehman and van der Kaay and Ms. Nicholson. The Committee met four times during 2008. A copy of the Finance Committee Charter is set forth on the Corporation's Web site at www.ball.com under the "Corporate" page, section "Investors," under the subsection "Financial Information," and under the link, "Corporate Governance."

BOARD MEETINGS AND ANNUAL MEETING

        The members of the Board are expected to attend all meetings of the Board, relevant Committee meetings and the Annual Meeting of Shareholders. The Board held six meetings during 2008. Every director attended 75 percent or more of the aggregate of the total number of meetings of the Board and the total number of meetings held by all Committees of the Board on which the director served. All directors attended the 2008 Annual Meeting.

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS

        Ball Corporation has adopted a policy with respect to transactions with related persons requiring its executive officers and directors to comply with all SEC and NYSE requirements concerning transactions between the Corporation and "related persons," as defined in the applicable SEC and NYSE rules. With respect to related persons, David L. Taylor currently serves as President and Chief Executive Officer of a wholly owned subsidiary of Ball Corporation, and is the spouse of Lisa A. Pauley, an executive officer of the Corporation. For 2008, Mr. Taylor's base salary was approximately $370,000. To facilitate compliance with such policy, the Board adopted procedures for the review, approval or ratification of any transaction required to be reported under the applicable rules. The policy provides that each executive officer and director will promptly report to the Chairman of the Board any transaction with the Corporation undertaken or contemplated by such officer or director, by any beneficial owner of 5 percent or more of the Corporation's voting securities or by any immediate family member. The Chairman of the Board will refer the transaction to the General Counsel for review and recommendations. Upon receipt of such review and recommendations, the matter will be brought before the Nominating/Corporate Governance Committee to consider whether the transaction in question should be approved, ratified, suspended, revoked or terminated. This policy for transactions with related persons is in writing and is part of the Ball Corporation Executive Officers and Directors Ethics Statement. The written form of the policy can be found on the Corporation's Web site as indicated in the section "Policies on Business Ethics and Conduct" on page 7.

EXECUTIVE COMPENSATION

REPORT OF THE HUMAN RESOURCES COMMITTEE OF THE BOARD OF DIRECTORS

        The Human Resources Committee of the Board of Directors ("Committee") has reviewed the following Compensation Discussion and Analysis and discussed its contents with members of the Corporation's management. Based on this review and discussion, the Committee has recommended that the Compensation Discussion and Analysis ("CD&A") be incorporated by reference in the Corporation's Annual Report on Form 10-K and as set out in this Proxy Statement.

    Georgia R. Nelson
    George M. Smart
    Theodore M. Solso
    Stuart A. Taylor II

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Objectives and Philosophy

        The primary objective of the Corporation's executive compensation program is to support the achievement of the Corporation's business and performance objectives. The program is mainly designed to:

  •
  Attract, motivate and retain a highly capable and performance-focused executive team;

  •
  Promote a culture of employee owners whose financial interests are aligned with those of the Corporation's shareholders;

  •
  Pay for performance such that total compensation reflects the individual performance of executives and the absolute and relative performance of Ball; and

  •
  Efficiently manage the potential dilution, cash flow, tax and reported earnings implications of executive compensation, consistent with the other objectives of the program.

        The Corporation's executive compensation philosophy emphasizes share ownership among executives, aligns executive incentives with shareholder interests and rewards performance that enhances total shareholder returns. In support of Ball's emphasis on significant ownership by key executives, Ball delivers long-term incentive opportunities that encourage ownership. Specifically, Ball may grant stock-settled stock appreciation rights ("SARs"), incentive stock options ("ISOs"), non-qualified stock options ("NQOs"), performance contingent restricted stock units and/or restricted stock/restricted stock units, in addition to long-term performance cash incentives.

        Consistent with its ownership philosophy, Ball has established guidelines that all executive officers retain minimum ownership levels of the Corporation's Common Stock. As of December 31, 2008, all executive officers including the Chief Executive Officer ("CEO"), Chief Financial Officer ("CFO") and other proxy named executive officers ("NEOs") have met their ownership guidelines. The 2008 stock ownership guidelines (minimum requirements) were as follows:

Executive	Ownership Multiple (of Base Salary)
CEO	5 times
CFO, EVPs and SVPs	3 times
Other Executives	1 to 2 times

        When the Corporation's share price appreciates, some executives and/or directors may desire to lock in a portion of that appreciation, thereby managing a portion of the economic risk associated with concentrated holdings of Ball Common Stock. The Corporation has evaluated the potential approaches that executives and directors can use. As a result of this review, the Corporation permits executives to use prepaid variable forward contracts or contracts to purchase or sell Corporation Common Stock pursuant to SEC Rule 10b5-1. Put and call options and other hedging transactions involving Corporation stock (including selling the stock "short") are not permitted.

        In addition to promoting prudent share ownership, the Corporation's executive compensation objectives and philosophy focus on rewarding performance. This means that shareholder returns along with corporate, operating unit and individual performance, both short-term and long-term, determine the largest portion of executive pay.

Process for Determining Executive Compensation

        The Committee oversees the administration of the executive compensation program and determines the compensation of the executive officers of the Corporation. The Committee is comprised solely of non-management directors, all of whom meet the independence requirements of the NYSE.

        To assist the Committee in discharging its responsibilities, the Committee has retained Towers Perrin, an independent executive compensation consultant ("Consultant"). The Consultant is engaged by and reports directly to the Committee. Specifically, the Consultant's role is to develop recommendations for the Committee related to all aspects of executive compensation programs and the Consultant works with management to obtain information necessary to develop the recommendations.

        When setting executive compensation, the Corporation applies a consistent approach for all executive officers. It intends that the combination of elements of executive compensation closely aligns the executive's interest with those of the shareholders. Target total compensation is comprised of base salary, annual economic value added incentive compensation and long-term incentive compensation in the form of both cash and equity. Through 2008, the Committee reviewed and adjusted executive target total compensation levels annually in October to be effective the following January; however, equity grants were generally considered and made in April of each year. In July 2008, the Committee determined that it desired to adjust all elements of total compensation at the same time each year. As a result, the Committee determined it would review and adjust executive total compensation levels, including equity grants, annually in January of each year. This revised practice was utilized when reviewing and adjusting 2009 executive total compensation.

        The Corporation begins the annual process by reviewing each executive officer's target total compensation in relation to the 50th percentile of comparably sized companies based on general industry data. The Corporation also takes into account, as an additional reference point, competitive compensation data from a selected group of peer companies consisting of leading container and packaging, distiller and brewer, food, household durable and nondurable goods companies ("Peer Group"). Companies contained in Ball's Peer Group used in 2008 include: Anheuser-Busch Companies, Inc.; Campbell Soup Company; The Clorox Company; Colgate-Palmolive Company; Fortune Brands, Inc.; H.J. Heinz Company; The Hershey Company; Jarden Corporation; Kellogg Company; Molson Coors Brewing Company; Owens-Illinois, Inc; Smurfit-Stone Container Company; Sonoco Products Company; Temple-Inland, Inc; and Wm. Wrigley Jr. Company. This general industry and Peer Group data is gathered by the Consultant and presented to the Corporation and the Committee in reports that provide a comparative analysis of our executive officer compensation to this competitive market compensation. The Consultant works in collaboration with the Corporation's compensation department when preparing such reports.

        As part of this process, the Consultant creates tally sheets for each executive, which are used by the Committee when setting target total compensation for the CEO and other executive officers. Tally sheets outline each executive's annual target and actual pay as well as total accumulated pay under various performance and employment scenarios and corporate performance, both recent and projected. The Consultant also prepares for the Committee an independent review and recommendation of the CEO's compensation. In its deliberations, the Committee meets with the CEO and other members of senior management, as appropriate, to discuss the application of the competitive benchmarking (pay and performance) relative to the unique structure and needs of the Corporation.

        The CEO's target total compensation package is set by the Committee during an executive session based on the Committee's review of the competitive information prepared by the Consultant, assessment of the CEO's individual performance in conjunction with the financial and operating performance of Ball, and appropriate business judgment.

        A recommendation for the target total compensation of the Corporation's other executive officers, including the CFO and other NEOs, is made by the CEO after reviewing the executive's and the Corporation's performance in conjunction with the executive's responsibility and experience when compared to the competitive information prepared by the Consultant. The compensation package for the other executive officers, including the CFO and the other NEOs, is established by the Committee based on the recommendation of the CEO to the Committee and in consideration of the executive officer's individual job responsibilities, experience and overall performance.

        Generally, the amount of compensation realized or potentially realizable does not directly impact the level at which future pay opportunities are set. However, when granting equity awards, the Committee reviews and considers both individual performance and the number of outstanding and previously granted equity awards.

Elements of Ball's Executive Compensation Program

        The executive compensation program at Ball Corporation is designed to be consistent with the compensation objectives described above. The primary elements of the Corporation's executive compensation program are outlined in the following table. The purpose of each element is also provided to demonstrate how each fits with the overall compensation objectives, specifically, share ownership and pay for performance.

Component	Element		Type		Purpose

Current Year	•	Annual Base Salary	•	Base Compensation	•	Fixed element of pay based on an individual's primary duties and responsibilities.
	•	Annual economic value added Incentive Compensation Plan	•	Short-term performance-based plan	•	Designed to reward achievement of specified annual corporate and/or operating unit financial goals pursuant to economic value added principles.
Long-Term Incentive—Cash	•	Acquisition-Related Special Incentive Plan	•	Long-term performance-based plan	•	Designed to reward selected executives who can potentially contribute materially to the successful integration of newly acquired businesses.
	•	Long-Term Cash Incentive Plan	•	Long-term performance-based plan	•	Designed to reward key executives who can potentially contribute materially to the long-term financial and operating success of the Corporation and provide an executive retention incentive.
Long-Term Incentive—Equity	•	Stock Options and Stock-Settled Stock Appreciation Rights	•	Long-term performance-based element	•	Designed to promote share ownership and reward participants if the value of Ball's Common Stock increases.
	•	Performance Contingent Restricted Stock Units	•	Long-term performance-based plan	•	Designed to tie equity compensation to the achievement of financial returns in excess of the Corporation's estimated weighted average cost of capital, while promoting stock ownership.
	•	Deposit Shares	•	Long-term perfor-mance-based plan	•	Designed to increase stock ownership by certain executives and provide long-term incentive.
	•	Restricted Stock/Restricted Stock Units	•	Long-term performance-based element	•	Designed to enhance share ownership by certain executives and provide an executive retention incentive.
Other	•	Life and Pension Benefits	•	Benefit	•	Support basic life and retirement income security needs.
	•	Supplemental Executive Retirement Plan	•	Benefit	•	Provides benefits according to the pension plan's description where amounts are limited by IRS provisions.
	•	Non-Qualified Deferred Compensation	•	Benefit	•	Provides eligible participants the ability to defer certain pretax compensation into a savings plan to support retirement income security needs.
	•	Perquisites and other personal benefits	•	Benefit	•

Noncash compensation generally nominal in value ranging from 2 to 4 percent of total compensation, which may consist of components such as financial planning, company contributions, aircraft usage and insurance premiums. The percent of total compensation may exceed the nominal range for an executive on foreign assignment.

Mix of Compensation Elements Awarded in 2008

        The diagrams below represent the mix of target total compensation awarded to the Corporation's CEO, CFO and to the other NEOs in 2008. Target total compensation is comprised of base salary, target annual incentive and target long-term incentives, which consist of a target cash value and grant date fair value of stock options and performance contingent equity awards. In 2008, Ball's target total compensation for the CEO, CFO and the other NEOs approximated, on average, the competitive market median and was appropriate for the Corporation considering general industry and Peer Group data, executive-specific factors such as individual performance and executive responsibility as well as internal equity. Although the Corporation and the Committee establish target total compensation based on target performance, actual total compensation can vary based on the Corporation's actual performance. A large proportion of the target total compensation is variable based on performance, which constitutes pay at risk. The CEO of Ball is eligible to participate in the same executive programs as the CFO and the other NEOs; however, a larger proportion of his target total compensation is at risk. As shown below, 86 percent of the target total compensation awarded to the CEO and 80 percent awarded to the other NEOs in 2008 was based on elements that may vary from year to year depending on business performance. Additionally, 73 percent of the CEO's and 66 percent of the other NEOs' target total compensation was based on long-term performance of three years or more. This emphasis on longer term compensation, through performance-based long-term cash and equity awards, ensures a strong continued alignment with Ball's executive ownership and shareholder value creation objectives.

2008 Compensation Mix Principal Executive Officer	2008 Compensation Mix Avg of All Other NEOs

Specifics Related to the 2008 Executive Compensation Elements

Base Salary

        This element represents the fixed base cash compensation paid to an executive for services rendered during the fiscal year. The level of base salary takes into account job responsibilities, experience level and market competitiveness. Through 2008, base salaries were generally reviewed annually in October with any changes becoming effective on January 1 of the next year. In July 2008, the Committee determined that both cash compensation adjustments and equity grants would be made in January of each year. Annual adjustments are based on individual performance, performance of the area of responsibility, the Corporation's performance, competitiveness versus the external market and internal merit increase budgets.

Annual Incentives

        This element is a short-term annual cash incentive designed to produce sustained shareholder value improvement by establishing a direct link between economic value added and incentive compensation. Economic value added is computed by subtracting a charge for the use of invested capital from net operating profit after-tax. The Corporation's and/or operating unit's economic value added financial performance determines the amount, if any, of awards earned under the Annual Incentive Compensation Plan. Such awards are based on actual economic value added performance relative to the established economic value added target. For any one year, the economic value added target is equal to the sum of the prior year's target economic value added and one-half the amount of the prior year's economic value added gain or shortfall relative to target and may be calculated as follows:

Current year's economic value added target	=	Prior year's economic value added target	+	1/2	Prior year's actual economic valued added	-	Prior year's economic value added target

        Improvement in economic value added occurs when the amount of net operating profit after-tax less a charge for capital employed in the business increases over time. It establishes a direct link between incentive compensation and return earned on capital relative to a specified target return. For a given year, a payout at 100 percent of target annual incentive compensation is achieved when actual economic value added is equal to the target economic value added. The award earned for 2008 under the Annual Incentive Compensation Plan for the Corporation as a whole was below target. Economic value added was selected as the measure for Ball's Annual Incentive Compensation Plan because it has been demonstrated to correlate management's incentive with total shareholder return.

        This short-term incentive opportunity is established each year as a percentage of an executive's annual base salary and is targeted at approximately the 50th percentile of the competitive market with the opportunity to earn more for above-target performance or less for below-target performance. Actual annual incentive payments each year can range from 0 to 200 percent of the target opportunity based on corporate performance and/or the performance of the operating unit over which the executive has responsibility. Any amounts over 200 percent of target are banked and remain at risk. The balance may be paid over time in one-third increments based on corporate and/or operating unit performance.

        Certain executives including the CEO, CFO and the other NEOs may elect to defer the payment of all or a portion of their annual incentive compensation into the 2005 Deferred Compensation Plan and/or the 2005 Deferred Compensation Company Stock Plan. The executive becomes a general unsecured creditor of the Corporation with respect to amounts deferred. Amounts deferred to the 2005 Deferred Compensation Plan, or its successor, are notionally "invested" among various investment funds available under the applicable Plan. A participant's amounts are not actually invested in the investment funds for their account, but the return on the participant's account is determined as if the amounts were invested in those funds. Amounts deferred into the 2005 Deferred Compensation Company Stock Plan receive a 20 percent Corporation match with a maximum match of $20,000 per year. Amounts deferred into this plan will be represented in the participant's account as stock units, with each unit having a value equivalent to one share of Ball Corporation Common Stock. Participants may later reallocate a prescribed number of units to other notional investment funds, comparable to those described above, subject to specified time constraints.

        Annual incentives to the CEO, CFO and the other NEOs are paid consistent with the terms of the Ball Corporation Stock and Cash Incentive Plan and the Ball Corporation Annual Incentive Compensation Plan, which are administered by the Committee. The Plans are intended to meet the deductibility requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended ("Code") as performance-based pay, resulting in amounts paid being tax deductible to the Corporation.

Long-Term Incentives

        This element of compensation is designed to provide ownership and cash opportunities to promote the achievement of longer term financial performance goals and enhanced total shareholder returns. The Corporation's annual long-term incentive opportunity is generally provided through a combination of equity and cash awards, which the Committee believes best achieves the compensation principles for the program. Long-term incentives are provided pursuant to the 2005 Stock and Cash Incentive Plan, which was approved by the Corporation's shareholders in April 2005. This plan permits grants of cash awards, stock options, stock appreciation rights or stock awards (e.g., shares, restricted stock and restricted stock units).

        In 2008, Ball delivered approximately 15 percent of the target long-term incentive through performance-based cash awards and approximately 85 percent through performance-based equity awards. This award mix was set to achieve the objectives described above, while viewed in light of market practices and cost implications. The total amount of long-term incentives, based on the grant date expected value, was generally targeted at the 50th percentile of the competitive market.

        Performance-Based Cash Awards—Ball's performance-based long-term cash incentive award is intended to focus executives on the achievement of multiyear performance goals that will enhance shareholder value. The Corporation's total shareholder return and return on average invested capital ("ROAIC") are considered in determining the amount, if any, of awards earned under the Corporation's Long-Term Cash Incentive Plan ("LTCIP"). Performance is generally measured on a cumulative basis over a three-year performance period. Awards pursuant to the LTCIP are generally made on an annual basis such that three performance periods overlap. Any actual award earned is paid at the end of the three-year performance period.

        The 2006 through 2008, 2007 through 2009, and 2008 through 2010 performance periods provide executives the opportunity to earn awards based on a combination of two performance measures. One-half of the award is based on the Corporation's three-year total shareholder return as measured against the total shareholder returns of a group of companies in the S&P 500 not including companies in the S&P 500 Index that are classified as being part of the Financials or Utilities industry sectors or the Transportation industry group. Companies added to the S&P 500 during the performance period are also excluded. Total shareholder return is measured by comparing the average daily closing price and dividends of the Corporation in the third year of the performance cycle with the average daily closing price and dividends prior to the start of the performance cycle relative to the distribution of the equivalent total shareholder returns during the performance cycle of the group of companies as described above. The target performance requirement for the total shareholder returns measure is the 50th percentile of the S&P group described above. The other half of the award is based on ROAIC performance over the three-year period. ROAIC is calculated by dividing the average of the Corporation's net operating profit after-tax over the relevant performance period by its average invested capital over such period. The target performance requirement for the ROAIC measure is 9 percent, which is above the Corporation's estimated weighted average cost of capital.

        The incentive opportunity is established as a percentage of the executive's average base salary plus target annual incentive over the three-year performance period. Actual payments at the end of the performance period can range from 0 to 200 percent of the target opportunity based on actual performance relative to the established performance measures described above. As a result of the Corporation's actual performance for the 2006 through 2008 performance period, cash payouts (made in early 2009) for the CEO, CFO and the other NEOs in the plan were 142 percent of the target opportunities and are reported in the Summary Compensation Table. The potential award value of the 2008 through 2010 performance period, which was awarded to the NEOs in 2008, is reported in the Grants of Plan-Based Awards Table.

        In conjunction with the 2006 acquisition of U.S. Can Corporation and the Alcan Plastics business, the Corporation implemented a three-year Acquisition-Related Special Incentive Plan designed to motivate participating employees to successfully integrate the acquisitions into the Corporation. Payouts under this plan are based on cumulative earnings before interest and taxes and cumulative cash flow over a 36-month period, with awards, if any, made at 12 months, 24 months and 36 months. This incentive opportunity is established as a percentage of an executive's average base salary over the three-year performance period. The Summary Compensation Table indicates that no award was earned by the CEO, CFO and the other NEOs in 2008.

        Equity-Based Awards—The Corporation's equity awards may be provided through various forms (SARs, ISOs, NQOs, performance contingent units, restricted stock and restricted stock units), all of which are tied to the price of Ball Common Stock. Through 2008, annual equity awards associated with target total compensation were typically granted in April on the date of the Annual Meeting of Shareholders. In July 2008, the Committee determined that beginning in 2009, annual equity grants associated with target total compensation would be granted on the date of the January Board meeting; however, equity awards may be granted during the year as part of an executive's promotion or for retention purposes. In the case of newly hired executives, equity awards may be granted upon the executive joining the Corporation.

        SARs, ISOs and NQOs are granted in order to reward executives for the creation of shareholder value, and will only provide value to executives if the price of Ball's stock increases. Such awards generally vest at 25 percent per year for four years and expire in 10 years. The grant value of each SAR, ISO and/or NQO is based on the closing price of Ball stock on the date of grant. In 2006, Ball began granting to certain key executives stock-settled SARs based on the view that stock-settled SARs are an effective way to both manage equity dilution and promote share ownership. On April 25, 2007, the Board of Directors authorized for certain grants on or after such date, that for participants who retire early, defined as the first to occur of either attaining both age 55 and 15 years of service or age 60 and 10 years of service, upon the execution of an agreement not to compete with the Corporation, a participant's unvested stock options and/or SARs will continue to vest under the regular vesting schedule and such participants will have five years from the retirement date or up to the original expiration date, whichever is sooner, to exercise vested stock options and/or SARs. During 2008, the Corporation granted both SARs and ISOs to certain executives.

        The Corporation may grant restricted stock or restricted stock units pursuant to the Deposit Share Program ("DSP"), which was instituted in 2001. The DSP is intended to increase share ownership among certain executives who must make additional investments in the Corporation's stock in order to participate. Under this program, an executive receives one share of restricted stock or one restricted stock unit for every share newly acquired by the participant (either outright or through the exercise and holding of stock options or settlement of SARs) during a preestablished purchase period, up to a preestablished maximum number of shares. As long as the executive continues to hold the newly acquired shares, the restricted stock or units granted cliff vest four years from the date of grant; or if share ownership guidelines are met, 30 percent of the shares or units will vest at the end of the second year and third year and 40 percent will vest at the end of the fourth year. Restricted stock or units granted pursuant to the DSP are made on the 15th day of each month following the executive's submission of adequate documentation to the Corporation detailing the procurement of the newly acquired shares.

        On April 23, 2008, the Board of Directors approved the award of performance contingent restricted stock units pursuant to the provisions of the 2005 Stock and Cash Incentive Plan. The award of performance contingent restricted stock units provides participants with the opportunity to receive common shares if the Corporation's return on average invested capital during a three-year period is equal to or exceeds the Corporation's estimated cost of capital as established at the beginning of the performance period. Units not vested at the end of the performance period are forfeited. The performance period for the 2008 grants is a 36-month period that extends from January 2008 to December 2010 and the estimated weighted average cost of capital and required return for the performance period was established at 6 percent. The performance contingent restricted stock units are granted in order to encourage executives to assure long-term return on the Corporation's invested capital in excess of its current estimated weighted average cost of capital.

        Restricted stock or restricted stock units not related to the DSP may also be granted to executives by the Committee or the CEO. Pursuant to the provisions of the 2005 Stock and Cash Incentive Plan, the Committee delegated to the CEO the authority to grant up to a maximum of 6,000 restricted shares or restricted stock units to any one individual in a calendar year, except the CEO may not make such grants to officers of the Corporation. Any such grant is ratified by the Committee at the first Committee meeting following such grant. Grants made are generally effective at the closing stock price on the day of the grant or may be effective at the closing stock price on a specific day in the future as defined by the Committee or the CEO. As an example, the future grant of a restricted stock award may be approved pending the effective date of a promotion, employment or a specific date. These awards generally vest in either 20 or 25 percent increments on each anniversary of the grant date. These grants serve as a long-term incentive element, promote share ownership and may provide an executive retention incentive.

        In 2008, the approximate 85 percent portion of the target long-term incentive compensation delivered to the NEOs in the form of equity was comprised of SARs, ISOs and performance contingent restricted stock units. There were no DSP grants made to the NEOs in 2008.

Retirement Benefits

        The CEO, CFO and the other NEOs participate in the same benefit plans (with exceptions noted) and on the same terms as provided to all U.S. salaried employees. Ball targets its overall benefits to be competitive with the market. Included in these benefits are the annual pension accruals under the qualified pension plan ("Salaried Pension Plan") and contributions to the qualified 401(k) savings plan.

        The Corporation sponsors two qualified salaried defined benefit pension plans in the U.S., one covering its Aerospace subsidiary's employees and the other covering all other U.S. salaried employees. Prior to January l, 2007, the benefits were determined by final average salary, covered compensation and years of service. Beginning in 2007, the benefit in both plans is an accumulated annual credit based on base salary, the Social Security Wage Base and a multiplier that is based on service.

        The 401(k) savings plan is a tax-qualified defined contribution plan that allows U.S. salaried employees, including the NEOs, to contribute to the plan 1 to 55 percent of their base salary up to IRS-determined limits on a before-tax basis. Prior to January 1, 2007, the Corporation matched 50 percent of the first 6 percent of base salary contributed to the plan. Beginning in 2007, the Corporation matched 100 percent of the first 3 percent of base salary contributed, and

50 percent of the next 2 percent of base salary contributed, up to a maximum match of 4 percent of base salary contributed.

        Certain executives, including the NEOs, also receive benefits under the non-qualified Supplemental Executive Retirement Plan ("SERP"), which replaces benefits otherwise available in the qualified pension plan but for limits on covered compensation in the qualified plan set by the Code. The SERP is designed to provide retirement benefits that are calculated on base salary that exceeds the maximum amount of pay that can be included in the pension calculation under a pension plan that is tax qualified under the Code. Further information regarding the salaried pension plan and the SERP are provided in the "Pension Benefits" section on page 30.

        The Corporation's pension plans and SERP provide pension benefits based on base salary only and do not include incentive compensation as part of the pension calculation.

        Additionally, the Corporation provides a deferred compensation benefit to certain employees. Under the terms of the deferred compensation program, participants are eligible to defer current annual incentive compensation to be paid and/or restricted stock units to be issued in the future. When amounts are deferred, the participant becomes a general, unsecured creditor of the Corporation and deferred amounts become subject to claims on the same basis as other general unsecured creditors of the Corporation. The deferred compensation plans provide a means for participants to accumulate funds for retirement or other purposes.

Performance Measures Summary

        The following table summarizes the specific Corporation performance measures considered for 2008:

Pay Element	Performance Measures	2008 Performance

Base Salary	Individual performance and contribution based on primary duties and responsibilities.	Individual performance and contributions.
Annual Incentive	Actual 2008 economic value added based on the amount of net operating profit after-tax, less a charge for capital employed in the business, as compared to the 2008 economic value added target.	Resulted in an award of 82 percent of target for all NEOs except Mr. Friedery, who received an award of 33 percent of target.
Long-Term Cash Plan 2006-2008 Performance Period	50 percent based on total shareholder return over three years relative to a group of S&P 500 companies and 50 percent based on ROAIC over three years, as compared to targets.	Resulted in an award of 142 percent of target for all NEOs based on performance above target for total shareholder return and ROAIC.
Special Acquisition Incentive	Cumulative earnings before interest and taxes and cumulative cash flow of the Metal Food & Household Products Packaging Division, Americas, and Plastic Packaging Division, Americas, combined.	No awards were earned for the performance period ending December 31, 2008.
Stock-Settled Stock Appreciation Rights	Stock price performance relative to the grant date stock price (exercise price) of the SAR grants.	Total shareholder return ending December 31, 2008:
Stock Options	Stock price performance relative to the grant date stock price (exercise price) of the option grants.	Ball vs. S&P 500 one-year: Negative 6.69 percent vs. negative 38.49 percent.
Restricted Stock/Restricted Stock Units	Attainment of required holding period and stock price performance.	Ball vs. S&P 500 three-year: 4.7 percent vs. negative 27.6 percent.

Severance and Change-in-Control Benefits

        The CEO, CFO and the other NEOs are covered by arrangements that specify payments in the event the executive's employment is terminated. The type and amount of payments vary by executive level and whether the termination is following a change-in-control of the Corporation. These severance benefits, which are competitive with general industry practices, are payable if and only if the executive's employment is terminated as specified in each of the agreements. Further discussion is provided in the "Other Potential Post-Termination Employment Benefits" section on page 32.

Accounting and Tax Considerations

        When establishing pay elements or associated programs, the Committee reviews projections of the estimated pro forma expense and tax impact of all material elements of the executive compensation program. Generally, an accounting expense is accrued over the requisite service period of the particular pay element, which in many cases is equal to the performance period, and the Corporation realizes a tax deduction upon payment to and/or realization by the executive.

        Section 162(m) of the Code generally provides that publicly-held corporations may not deduct in any one taxable year certain compensation in excess of $1 million paid to the CEO and the next four most highly compensated executive officers. To the extent that any cash compensation for any NEO, otherwise deductible for a particular tax year, would not be deductible in that year because of the limitations of Section 162(m) of the Code, the Committee has mandated that such compensation will be deferred until retirement; however, the Committee, in its sole discretion, may approve payment of nondeductible compensation from time to time if it deems circumstances warrant it.

        Beginning January 1, 2006, the Corporation began accounting for stock-based payments including current and prior year stock options, SARs, restricted stock and restricted stock units in accordance with the requirements of Financial Accounting Standard 123R ("FAS 123R").

        In December 2005, the Committee approved two new deferred compensation plans that incorporate rules applicable to non-qualified deferred compensation as provided by Code Section 409A regulations. The Corporation has administered its non-qualified deferred compensation plans in good faith compliance with the Code Section 409A regulations. In 2008, the Corporation reviewed and updated all plans and agreements to conform with the Code Section 409A final regulations.

        Code Section 280G considerations related to tax reimbursements made to executives for taxes on amounts paid in the event of termination following a change-in-control are discussed in the narrative to the Other Potential Post-Termination Employment Benefits Table.

TABLES AND NARRATIVES

        Set forth on pages 20 through 36 are tables showing, for the CEO, CFO and the three other highest paid executive officers of the Corporation, the following: (1) fiscal year 2008 elements of compensation in summary form; (2) equity and non-equity incentives awarded in 2008; (3) outstanding stock options and stock awards held as of December 31, 2008; (4) the value realized on stock options exercised and stock awards that vested during 2008; (5) information regarding non-qualified deferred compensation; (6) projected pension benefit values; and (7) projections for other potential post-termination benefits. On page 37 is a table summarizing the fiscal year 2008 elements of compensation for the Corporation's nonemployee directors. Accompanying each table are narratives and/or footnotes intended to further the understanding of the information disclosed in the tables. The tables should be read in conjunction with the Compensation Discussion and Analysis ("CD&A") beginning on page 11, which explains Ball's compensation objectives and philosophy, its process for determining executive compensation and a description of the elements of compensation.

SUMMARY COMPENSATION TABLE

        The Summary Compensation Table on page 22 represents all fiscal year 2008 elements of compensation for Ball's NEOs, including:

  •
  Base salary earned;

  •
  Awards earned under the Annual Incentive Compensation Plan for 2008 performance;

  •
  Awards earned under the Long-Term Cash Incentive Plan ("LTCIP") for the three-year performance period ended in 2008;

  •
  Compensation cost recognized during 2008 in accordance with FAS 123R for NQOs, ISOs and SARs granted in 2008 as well as prior years; and

  •
  Compensation cost recognized during 2008 in accordance with FAS 123R for restricted stock and restricted stock units granted in 2008 as well as prior years.

        The 2008 payout factors used to determine the amounts earned for the Annual Incentive Compensation Plan, Acquisition-Related Special Incentive Plan and LTCIP for the CEO, CFO and the other NEOs are provided in the "Performance Measures Summary" section on page 19 of the CD&A.

        In addition to these elements of compensation, the table also presents the increase in 2008 in the value of pensions payable at age 65 for the NEOs as well as above-market earnings associated with non-qualified deferred compensation. Certain of the Corporation's predecessor deferred compensation plans provide for an interest rate that is equal to the Moody's Seasoned Corporate Bond Index and in some plans, an interest rate that is 5 percentage points higher than the Moody's Seasoned Corporate Bond Index, and in others, a fixed interest rate equal to 9 percent. No additional deferrals are permitted into these plans. Any earnings credited to accounts within plans that provide the Moody's rate plus 5 percentage points and/or the 9 percent fixed interest that is in excess of above-market earnings that would have been credited at a rate that is 120 percent of the applicable federal long-term rate have been classified as above-market earnings on deferred compensation.

        The All Other Compensation column represents the sum of the values of:

  •
  Perquisites and other personal benefits;

  •
  Corporation contributions to defined contribution plans or deferred compensation plans;

  •
  Corporation-paid insurance premiums;

  •
  Discounted securities purchases pursuant to the Corporation's broad-based Employee Stock Purchase Plan ("ESPP"); and

  •
  Tax reimbursements made by the Corporation.

        The individual values are disclosed in the All Other Compensation Table that follows the Summary Compensation Table.

        Details regarding post-termination compensation are discussed in the section entitled "Other Potential Post-Termination Employment Benefits" on page 32.

Summary Compensation Table

Name & Principal Position	Year	Salary ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	Change in Pension Value & Non-Qualified Deferred Compensation Earnings ($)(4)	All Other Compensation ($)(5)	Total ($)

R. David Hoover	2008	$1,100,000	$2,647,048	$1,365,195	$2,101,565	$805,091	$92,399	$8,111,298
Chairman, President and	2007	$1,030,000	$2,366,524	$671,881	$2,577,197	$747,588	$84,708	$7,477,898
CEO	2006	$1,000,000	$1,896,638	$297,681	$2,112,066	$890,188	$89,881	$6,286,454
Raymond J. Seabrook	2008	$476,000	$697,923	$265,216	$548,865	$125,504	$49,748	$2,163,256
EVP and CFO	2007	$451,000	$583,924	$164,928	$696,686	$75,492	$63,484	$2,035,514
	2006	$420,096	$454,099	$83,167	$529,949	$89,760	$40,713	$1,617,784
John R. Friedery
SVP Ball Corporation,	2008	$439,000	$667,211	$233,123	$402,130	$96,262	$55,306	$1,893,032
President, Metal Beverage	2007	$426,000	$687,878	$164,928	$520,035	$68,460	$46,859	$1,914,160
Packaging, Americas and	2006	$414,000	$555,891	$82,446	$517,271	$107,551	$50,628	$1,727,787
Asia
David A. Westerlund	2008	$432,500	$671,394	$260,790	$498,214	$195,517	$52,822	$2,111,237
EVP, Administration and	2007	$410,000	$583,924	$164,928	$631,425	$143,549	$46,028	$1,979,854
Corporate Secretary	2006	$380,615	$488,899	$83,167	$476,962	$216,619	$49,260	$1,695,522
John A. Hayes	2008	$500,000	$924,272	$243,005	$560,812	$31,203	$516,101	$2,775,393
EVP and COO	2007	$364,333	$614,706	$127,898	$670,465	$17,435	$1,447,903	$3,242,740
	2006	$323,000	$512,839	$64,693	$437,595	$23,352	$368,879	$1,730,358
(1)
Reflects the dollar amount of compensation cost recognized during 2008 in accordance with FAS 123R for restricted stock/units granted in 2008 and previous fiscal years. The assumptions used in the calculation of these amounts are included in the Corporation's Annual Report on Form 10-K in Notes 1 and 18 to the Consolidated Financial Statements for fiscal year ended December 31, 2008, and Notes 1 and 14 to the Consolidated Financial Statements for fiscal year ended December 31, 2005.

(2)
Reflects the dollar amount of compensation cost recognized during 2008 in accordance with FAS 123R for NQO, ISO and SAR awards granted in 2008 and previous fiscal years. The assumptions used in the calculation of these amounts are included in the Corporation's Annual Report on Form 10-K in Notes 1 and 18 to the Consolidated Financial Statements for fiscal year ended December 31, 2008, and Notes 1 and 14 to the Consolidated Financial Statements for fiscal year ended December 31, 2005.

(3)
Includes payouts from the Annual Incentive Compensation Plan and LTCIP, which were earned in 2008 and paid or deferred in 2009. The detail for each NEO is as follows:

  Mr. Hoover—Annual Incentive Compensation Plan = $922,787 and LTCIP = $1,178,778; no portion of the annual incentive was deferred in February 2009.

  Mr. Seabrook—Annual Incentive Compensation Plan = $279,601 and LTCIP = $269,264; $100,000 of the annual incentive was deferred in February 2009.

  Mr. Friedery—Annual Incentive Compensation Plan = $153,520 and LTCIP = $248,610; no portion of the annual incentive was deferred in February 2009.

  Mr. Westerlund—Annual Incentive Compensation Plan = $253,777 and LTCIP = $244,437; no portion of the annual incentive was deferred in February 2009.

  Mr. Hayes—Annual Incentive Compensation Plan = $330,550 and LTCIP = $230,262; no portion of the annual incentive was deferred in February 2009.

(4)
The aggregate change in pension value and above-market earnings on deferred compensation for each NEO are as follows:

  Mr. Hoover—$645,874 aggregate change in pension value and $159,217 above-market earnings on deferred compensation.

  Mr. Seabrook—$65,917 aggregate change in pension value and $59,587 above-market earnings on deferred compensation.

  Mr. Friedery—$78,141 aggregate change in pension value and $18,121 above-market earnings on deferred compensation.

  Mr. Westerlund—$137,456 aggregate change in pension value and $58,061 above-market earnings on deferred compensation.

  Mr. Hayes—$28,459 aggregate change in pension value and $2,744 above-market earnings on deferred compensation.

(5)
Includes value of financial planning services, the incremental cost for the personal use of corporate aircraft, the value of executive physical examinations, employer contribution to 401(k), employer contribution to the 2005 Deferred Compensation Company Stock Plan, employer paid disability insurance premiums, the value of the Corporation's match for the ESPP and the value of employer tax reimbursements. The value for Mr. Hayes also includes employer paid expenses and tax equalization related to his foreign assignment. Additional information for all is included in the All Other Compensation Table below. In addition, to amend for inadvertent omissions or inclusions in prior years, the 2007 and 2006 figures for all NEOs were amended to include $950 for executive physical examinations and the 2007 figure for Messrs. Hoover and Seabrook were amended to reduce tax reimbursements by $9,790 and $3,621, respectively.

All Other Compensation Table

Name	Perquisites & Other Personal Benefits(1)(2)	Registrant Contributions to Defined Contribution Plans	Insurance Premiums	Discounted Securities Purchases	Registrant Contributions to Deferred Compensation	Foreign Service and Special Assignment Premium	Tax Reimbursements(3)

R. David Hoover	$46,226	$9,200	$3,420	$1,200	$20,000	$—	$12,353
Raymond J. Seabrook	$14,389	$9,200	$2,604	$1,200	$20,000	$—	$2,355
John R. Friedery	$20,075	$9,200	$1,941	$1,200	$20,000	$—	$2,890
David A. Westerlund	$14,283	$9,200	$2,521	$1,200	$20,000	$—	$5,618
John A. Hayes	$66,149	$9,200	$1,323	$1,161	$20,000	$—	$418,268
(1)
Represents the value of $10,000 for financial planning services for all NEOs, except Mr. Hayes, whose value was $7,500, the incremental costs of $35,276; $3,439; $9,125, and $3,333 for the personal use of the corporate aircraft for Messrs. Hoover, Seabrook, Friedery and Westerlund, respectively, and $950 for executive physical examinations for all NEOs. The amount for Mr. Hayes also includes the value of employer paid expenses resulting from his foreign assignment as follows: $39,993 for relocation, $11,792 for housing allowance, $2,505 for company-provided automobile and $3,409 for other miscellaneous expenses such as U.S. home maintenance while on foreign assignment, communication services, legal form translations, and tax services. The foreign assignment benefits Mr. Hayes received are consistent with those received by other U.S. employees on foreign assignments.

(2)
The incremental cost of the personal use of the corporate aircraft was calculated based on the 2008 average direct operating cost apportioned among business versus nonbusiness related passengers.

(3)
Represents tax reimbursements made by the Corporation for financial planning services for all NEOs and spouse business travel for all NEOs except Mr. Hayes. The amount for Mr. Hayes also includes tax equalization payments related to his foreign assignment as it is the Corporation's policy to neutralize the tax effects by limiting the assignee's tax costs to what the assignee would have paid had the assignee not resided in the foreign location.

GRANTS OF PLAN-BASED AWARDS TABLE

        The table on page 24 summarizes the plan-based awards granted by the Corporation to the NEOs during 2008, which includes the following:

  •
  Annual cash incentives pursuant to the Annual Incentive Compensation Plan for the 2008 performance period;

  •
  Cash-based long-term incentives under the Long-Term Cash Incentive Plan ("LTCIP") for the 2008 to 2010 three-year performance period;

  •
  Performance contingent restricted stock units; and

  •
  Stock-settled stock appreciation rights ("SARs") and/or Incentive Stock Options ("ISOs").

        Awards made under the Annual Incentive Compensation Plan are determined based on economic value added performance. For the NEOs, awards can range from 0 to 200 percent of target. Amounts earned in excess of 200 percent are banked and may be paid over time in one-third increments based on corporate and/or operating unit performance.

        Awards under the LTCIP are granted on an annual basis and are determined based on Ball's total shareholder return relative to the group of S&P 500 companies described in the CD&A as well as Ball's ROAIC. Each executive is eligible to receive a range of awards that is based on the executive's average base salary plus target incentive compensation during the three-year performance period. The target and maximum award values shown in the table below reflect projected increases in target total compensation of 4 percent per year during the performance period. The actual target and maximum award values may vary depending on future changes to target total compensation and on the

Corporation's performance. The award made in 2008 is for the three-year performance period beginning January 1, 2008, and ending December 31, 2010.

        Performance contingent restricted stock units were granted to the NEOs in 2008. The awards will cliff vest after the performance period provided the Corporation's return on average invested capital exceeds its weighted average cost of capital of 6 percent as established at the beginning of the performance period.

        SARs were granted to the NEOs in 2008. The awards vest annually in 25 percent increments starting on the first anniversary of the date of grant. Should the price of Ball's stock increase during the vesting period, each NEO would receive upon exercise a number of shares of Corporation stock that reflects the value of the appreciation over the original grant price. ISOs were also granted to the NEOs in 2008, with a vesting schedule identical to that of the SARs.

        Dividends or dividend equivalents are paid quarterly on the number of unlapsed restricted shares or restricted stock units accounted for on the record date used for determining dividends payable to shareholders and at the same dividend rate as paid to shareholders.

        The vesting of plan-based awards may be accelerated as described in the narrative to the Other Potential Post-Termination Employment Benefits Table.

Grants of Plan-Based Awards Table

						Estimated Future Payouts Under Equity Incentive Plan Awards Target #		All Other Option Awards: Number of Securities Underlying Options (#)
									Exercise or Base Price of Option Awards ($ per Share)	Grant Date Fair Value Stock and Option Awards(1)
			Estimated Future Payouts Under Non-Equity Incentive Plan Awards
Name	Grant Date		Threshold ($)	Target ($)	Maximum ($)

R. David Hoover	01-Jan-08	(2)	$469,000	$938,000	$1,876,000	—
	01-Jan-08	(3)	$—	$1,097,039	$2,194,078
	23-Apr-08	(4)				67,750	(4)	123,000	$50.11	$1,444,212
Raymond J. Seabrook	01-Jan-08	(2)	$100,338	$209,038	$418,076	—
	01-Jan-08	(3)	$—	$332,460	$664,920
	23-Apr-08	(4)				20,000	(4)	32,000	$50.11	$375,730
John R. Friedery	01-Jan-08	(2)	$89,795	$187,073	$374,146	—
	01-Jan-08	(3)	$—	$284,993	$569,986
	23-Apr-08	(4)				11,000	(4)	17,500	$50.11	$205,477
David A. Westerlund	01-Jan-08	(2)	$91,145	$189,885	$379,770	—
	01-Jan-08	(3)	$—	$302,084	$604,168
	23-Apr-08	(4)				18,000	(4)	30,000	$50.11	$352,247
John A. Hayes	01-Jan-08	(2)	$115,680	$241,000	$482,000	—
	01-Jan-08	(3)	$—	$359,677	$719,354
	23-Apr-08	(4)				26,000	(4)	41,500	$50.11	$487,275
(1)
The grant date value of stock and option awards is based on assumptions consistent with the Corporation's application of FAS 123R as referenced in the Corporation's Annual Report on Form 10-K in Notes 1 and 18 to the Consolidated Financial Statements for the fiscal year ended December 31, 2008. The value associated with stock option awards takes into consideration an assumption for forfeitures.

(2)
Represents grants made under the LTCIP. Payout levels are based on projected average base salary plus target incentive compensation over the three-year period ending December 31, 2010 (assuming 4 percent per year increases in base salary).

(3)
Represents grants made under the Annual Incentive Compensation Plan.

(4)
Represents performance contingent restricted stock units granted April 23, 2008.

 OUTSTANDING EQUITY AWARDS AS OF DECEMBER 31, 2008

        The following table outlines the outstanding option awards and stock awards held by the NEOs as of December 31, 2008. The outstanding option awards and stock awards represented in the table were granted to the NEOs over a period of several years, including 2008.

	Option Awards							Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable(1)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(3)

R. David Hoover	30,000		—		—	$11.0625	9/22/2009	39,000	$1,622,010	117,750	$4,897,223
	6,761		—		—	$8.2657	4/25/2010
	300,000		—		—	$10.6125	3/6/2011
	172,000		—		—	$23.7450	4/23/2012
	60,000		—		—	$28.1550	4/22/2013
	82,000		—		—	$39.7400	4/27/2015
	58,000	(5)	58,000	(5)	—	$43.6900	4/26/2016
	2,000		2,000		—	$43.6900	4/26/2016
	32,750	(5)	98,250	(5)	—	$49.3200	4/25/2017
	1,000		3,000		—	$49.3200	4/25/2017
			122,450	(5)	—	$50.1100	4/23/2018
			550		—	$50.1100	4/23/2018
Raymond J. Seabrook	30,000				—	$8.2657	4/25/2010	11,200	$465,808	33,500	$1,393,265
	100,000				—	$10.6125	3/6/2011
	32,000				—	$23.7450	4/23/2012
	8,544				—	$28.1550	4/22/2013
	19,500				—	$39.7400	4/27/2015
	15,500	(5)	15,500	(5)	—	$43.6900	4/26/2016
			2,000		—	$43.6900	4/26/2016
	8,125	(5)	24,375	(5)	—	$49.3200	4/25/2017
			3,000		—	$49.3200	4/25/2017
			31,450	(5)	—	$50.1100	4/23/2018
			550		—	$50.1100	4/23/2018
John R. Friedery	28,000		—		—	$23.7450	4/23/2012	11,800	$490,762	24,500	$1,018,955
	14,000		—		—	$28.1550	4/22/2013
	22,000		—		—	$39.7400	4/27/2015
	15,500	(5)	15,500	(5)	—	$43.6900	4/26/2016
	2,000		2,000		—	$43.6900	4/26/2016
	8,125	(5)	24,375	(5)	—	$49.3200	4/25/2017
	1,000		3,000		—	$49.3200	4/25/2017
			16,950	(5)	—	$50.1100	4/23/2018
			550		—	$50.1100	4/23/2018
David A. Westerlund	30,000		—		—	$8.2657	4/25/2010	11,200	$465,808	31,500	$1,310,085
	80,000		—		—	$10.6125	3/6/2011
	40,000		—		—	$23.7450	4/23/2012
	16,000		—		—	$28.1550	4/22/2013
	19,500		—		—	$39.7400	4/27/2015
	15,500	(5)	15,500	(5)	—	$43.6900	4/26/2016
	2,000		2,000		—	$43.6900	4/26/2016
	8,125	(5)	24,375	(5)	—	$49.3200	4/25/2017
	1,000		3,000		—	$49.3200	4/25/2017
			29,450	(5)	—	$50.1100	4/23/2018
			550		—	$50.1100	4/23/2018
John A. Hayes	24,000		—		—	$23.7450	4/23/2012	25,200	$1,048,068	36,000	$1,497,240
	9,500		—		—	$28.1550	4/22/2013
	11,742		258		—	$39.7400	4/27/2015
	10,500	(5)	10,500	(5)	—	$43.6900	4/26/2016
	2,000		2,000		—	$43.6900	4/26/2016
	6,567	(5)	19,701	(5)	—	$49.3200	4/25/2017
	933		2,799		—	$49.3200	4/25/2017
			41,500	(5)	—	$50.1100	4/23/2018
(1)
The vesting schedule for the unexercisable stock options for each NEO is as follows:

  Mr. Hoover—58,000 and 2,000 vest over two remaining tranches on April 26, 2009, and April 26, 2010; and 98,250 and 3,000 vest over three remaining tranches on April 25, 2009, April 25, 2010, and April 25, 2011; and 122,450 and 550 vest at 25 percent per year on April 23, 2009, April 23, 2010, April 23, 2011, and April 23, 2012.

  Mr. Seabrook—15,500 and 2,000 vest over two remaining tranches on April 26, 2009, and April 26, 2010; and 24,375 and 3,000 vest over three remaining tranches per year on April 25, 2009, April 25, 2010, and April 25, 2011; and 31,450 and 550 vest at 25 percent per year on April 23, 2009, April 23, 2010, April 23, 2011, and April 23, 2012.

  Mr. Friedery—15,500 and 2,000 vest over two remaining tranches on April 26, 2009, and April 26, 2010; and 24,375 and 3,000 vest at three remaining tranches per year on April 25, 2009, April 25, 2010, and April 25, 2011; and 16,950 and 550 vest at 25 percent per year on April 23, 2009, April 23, 2010, April 23, 2011, and April 23, 2012.

  Mr. Westerlund—15,500 and 2,000 vest over two remaining tranches on April 26, 2009, and April 26, 2010; and 24,375 and 3,000 vest in three remaining tranches per year on April 25, 2009, April 25, 2010, and April 25, 2011; and 29,450 and 550 vest at 25 percent per year on April 23, 2009, April 23, 2010, April 23, 2011, and April 23, 2012.

  Mr. Hayes—258 vests over one remaining tranch on April 27, 2009; and 10,500 and 2,000 vest in two remaining tranches on April 26, 2009, and April 26, 2010; and 19,701 and 2,799 vest over three remaining tranches on April 25, 2009, April 25, 2010, and April 25, 2011; and 41,500 vests at 25 percent per year on April 23, 2009, April 23, 2010, April 23, 2011, and April 23, 2012.

(2)
The vesting schedule for shares or units not yet vested for each NEO is as follows:

  Mr. Hoover—18,000 on June 30, 2009, 9,000 on December 31, 2009, and 12,000 on December 31, 2010.

  Mr. Seabrook—7,200 on June 30, 2009, and 4,000 on June 30, 2010.

  Mr. Friedery—3,000 on September 30, 2009, 4,800 on December 31, 2009, and 4,000 on September 30, 2010.

  Mr. Westerlund—7,200 on June 30, 2009, and 4,000 on June 30, 2010.

  Mr. Hayes—3,200 on May 16 in years 2009 and 2010; 750 on June 1 in years 2009 and 2010; 2,400 on June 30, 2009; 2,100 on December 31, 2009; and 2,800 on December 31, 2010; and 2,000 on January 23 in years 2009 through 2013.

(3)
The market value of shares is based on $41.59, the closing price of Ball Corporation Common Stock on December 31, 2008.

(4)
The vesting date for the units not yet vested for each NEO is as follows:

  Mr. Hoover—50,000 on February 1, 2010, contingent on meeting the performance goal for the period ending December 31, 2009, and 67,750 on January 31, 2011, contingent on meeting the performance goal for the period ending December 31, 2010.

  Mr. Seabrook—13,500 on February 1, 2010, contingent on meeting the performance goal for the period ending December 31, 2009, and 20,000 on January 31, 2011, contingent on meeting the performance goal for the period ending December 31, 2010.

  Mr. Friedery—13,500 on February 1, 2010, contingent on meeting the performance goal for the period ending December 31, 2009, and 11,000 on January 31, 2011, contingent on meeting the performance goal for the period ending December 31, 2010.

  Mr. Westerlund—13,500 on February 1, 2010, contingent on meeting the performance goal for the period ending December 31, 2009, and 18,000 on January 31, 2011, contingent on meeting the performance goal for the period ending December 31, 2010.

  Mr. Hayes—10,000 on February 1, 2010, contingent on meeting the performance goal for the period ending December 31, 2009, and 26,000 on January 31, 2011, contingent on meeting the performance goal for the period ending December 31, 2010.

(5)
Represents a grant of stock-settled stock appreciation rights.

OPTION EXERCISES AND STOCK VESTED IN 2008

        The following table summarizes for each NEO the options exercised and the stock awards vested during 2008. The options that were exercised by each NEO were granted in prior years and became exercisable pursuant to a prescribed vesting schedule. The value realized on exercise reflects the appreciation in the stock price from the option base price on grant date to the exercise date and is reported on a before-tax basis. The shares acquired upon vesting for each NEO were for restricted stock/units granted in prior years that vested pursuant to a prescribed vesting schedule. The value realized reflects the closing stock price on the vesting date and is also reported on a before-tax basis. NEOs can defer the receipt of units of certain awards into the Ball Corporation 2005 Deferred Compensation Company Stock Plan, pursuant to which distributions may take place no earlier than the participant's separation from service. Information regarding the 2005 Deferred Compensation Company Stock Plan is provided in the "Non-Qualified Deferred Compensation" section that follows. Footnotes are provided to detail circumstances when amounts realized upon vesting were deferred. The value realized on vesting also includes the vested value of dividend equivalents paid during 2008 on all outstanding restricted stock or restricted stock units.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)(2)	Value Realized on Vesting ($)(1)(2)(3)

R. David Hoover	—	$—	56,100	$2,691,809
Raymond J. Seabrook	2,000	$15,070	13,750	$675,055
John R. Friedery	—	$—	16,200	$657,478
David A. Westerlund	10,000	$457,933	13,750	$674,455
John A. Hayes	—	$—	14,570	$737,612
(1)
Value realized on vesting is based on the closing stock price on the day the restricted stock or restricted stock units vested.

(2)
Amounts deferred upon vesting of stock awards for each NEO is as follows:

  Mr. Hoover—Deferred until separation of service 56,100 of his vested restricted stock units, having a value of $2,622,864.

  Mr. Seabrook—Deferred until separation of service 10,600 of his vested restricted stock units, having a value of $506,044.

  Mr. Friedery—Deferred until separation of service 14,200 of his vested restricted stock units, having a value of $568,318.

  Mr. Westerlund—Deferred until separation of service 13,750 of his vested restricted stock units, having a value of $656,425.

  Mr. Hayes—Deferred until separation of service 6,720 of his vested restricted stock units, having a value of $320,813.

(3)
Value realized on vesting also includes the value of dividend equivalents vested and paid during 2008 on outstanding restricted stock or restricted stock units. Dividend equivalents paid are based on the number of outstanding shares or units on the record date at a dividend rate equal to that paid to the Corporation's common shareholders. Dividend equivalents paid during 2008 for each NEO is as follows:

  Mr. Hoover—$68,945

  Mr. Seabrook—$18,630

  Mr. Friedery—$18,640

  Mr. Westerlund—$18,030

  Mr. Hayes—$24,819

NON-QUALIFIED DEFERRED COMPENSATION

        The Corporation has three active deferred compensation plans to which eligible participants may make contributions. They are: (1) the 2005 Ball Corporation Deferred Compensation Plan, (2) the 2005 Ball Corporation Deferred Compensation Company Stock Plan, and (3) the 2005 Ball Corporation Deferred Compensation Plan for Directors. The three active plans provide for investment earnings and distributions and were implemented in 2005 in order to administer and operate the deferred compensation program in good faith compliance with Code Section 409A. Plans dated prior to 2005 are closed to participant contributions; however, they continue to provide for investment earnings and distributions. The CEO, CFO and the other NEOs are participants in the 2005 Deferred Compensation Plan and the 2005 Deferred Compensation Company Stock Plan and have balances in one or more of the prior plans. Below is a summary of the key elements of the three active plans:

  •
  2005 Deferred Compensation Plan—Eligible employee participants may defer payment of a portion or all of their annual incentive compensation to this plan. Participant elections to defer are made annually. The plan may also include the deferral of payments of other forms of a NEO's cash compensation, as mandated by the Committee, to the extent that such compensation would not be deductible in a given year as a result of the limitations of Section 162(m) of the Code. Amounts deferred or credited are notionally "invested" among various investment funds available under this plan. A participant's balance is not actually invested in investment funds, but the return on the participant's balance is determined as if the amounts were invested in those funds. The menu of investment funds consists of 15 mutual fund-like investments that cover the standard asset classes of fixed rate, bonds, market index, large, mid and small caps, and international along with one real estate investment fund. The one-year annual rate of return of the funds ranged from a negative 50.51 percent to a positive 5.79 percent, and the three-year average annual rate of return of the funds ranged from a negative 11.83 percent to a positive 5.65 percent. The return on a participant's balance is dependent on the investment fund allocation selected by the participant. Distributions from this plan to participants are based on the payment schedule elected by the participant. Distributions may occur during service with the Corporation or commence at a defined point no sooner than six months following separation of service, in the form of either a lump sum and/or annual installments ranging between two and fifteen years.

  •
  2005 Deferred Compensation Company Stock Plan—Eligible employee participants may defer payment of a portion or all of their annual incentive compensation to this plan. Elections to defer the annual incentive compensation are made annually. Nonemployee members of the Corporation's Board may defer payment of a portion or all of their annual director fees to this plan. Elections to defer director fees are made annually. Under this plan, eligible employee participants and nonemployee members of the Board may also defer the issuance of restricted stock units at time of lapse. Elections to defer issuance of restricted stock units are made at or near the time of grant in compliance with the Code Section 409A provision for deferral election with respect to certain forfeitable rights. Amounts deferred or credited to this plan are represented in the participant's account as stock units, with each unit having the value equivalent to one share of Ball Corporation Common Stock. Additionally, amounts deferred into this plan receive a 20 percent Corporation match with a maximum match of $20,000 per year. The Committee determined that starting in 2007, pursuant to specified timing rules, participants may reallocate a prescribed percentage of units to other investment funds, comparable to those described in the 2005 Deferred Compensation Plan section above; however, at least 50 percent of the balance will remain in stock units until retirement. Dividend equivalents, applicable to any balance denominated in units, are credited to participant accounts as of each dividend payment date for the Corporation's Common Stock. Distributions from this plan are based on the payment schedule elected by the participant in the form of a lump sum and/or annual installments ranging between two and fifteen years; however, distributions may not commence until at least six months following separation of service.

  •
  2005 Deferred Compensation Plan for Directors—Nonemployee members of the Corporation's Board may defer payment of a portion or all of their annual director fees to this plan. Elections to defer director fees are made annually. Amounts deferred or credited are notionally "invested" among various investment funds available under the plan. A participant's balance is not actually invested in investment funds, but the return on the participant's balance is determined as if the amounts were invested in those funds. Distributions from this plan are based on the payment schedule elected by the participant in the form of a lump sum and/or annual installments ranging between two and fifteen years; however, distributions may not commence until separation of service from the Board.

        Participant distributions from any of the prior plans are based on the payment schedule elected by the participant, which could be in the form of a lump sum or annual installments ranging between two and fifteen years. The basis for investment earnings may vary by plan as follows:

  •
  2001 Deferred Compensation Plan—Provides for a return as if the balance is notionally invested in investment funds available under this plan, which is the same as that described above for the 2005 Deferred Compensation Plan.

  •
  2000 Deferred Compensation Company Stock Plan—Balance is represented in the form of stock units, with each unit having a value equivalent to one share of Ball Corporation Common Stock. Dividend equivalents are credited to the account as of each dividend payment date for the Corporation's Common Stock.

  •
  2002 Deferred Compensation Plan for Directors—Provides for a return as if the balance is notionally invested in investment funds available under this plan, which is the same as that described above for the 2005 Deferred Compensation Plan for Directors.

  •
  1989 Deferred Compensation Plan—Provides for an annual return equal to the average composite yield on Moody's Seasoned Corporate Bond Index for the 12 months ending October 31.

  •
  1988 Deferred Compensation Plan—Provides for an annual return equal to the average composite yield on Moody's Seasoned Corporate Bond Index for the 12 months ending October 31 plus 5 percentage points or a fixed rate as set by the Corporation at 9 percent.

  •
  1986 Deferred Compensation Plan—Provides for an annual return equal to the average composite yield on Moody's Seasoned Corporate Bond Index for the 12 months ending October 31 plus 5 percentage points.

  •
  1986 Deferred Compensation Plan for Directors—Provides for an annual return equal to the average composite yield on Moody's Seasoned Corporate Bond Index for the 12 months ending October 31 plus 5 percentage points.

  •
  Ball-InCon Deferred Compensation Plan—Depending on the time of the initial deferral, the plan provides for an annual return equal to the average composite yield on Moody's Seasoned Corporate Bond Index for the 12 months ending October 31 or the Moody's rate plus 5 percentage points.

        The table below provides information related to the Corporation's deferred compensation plans. The Aggregate Balance at Last FYE represents compensation earned, deferred and accumulated by the NEOs over many years and does not represent current year compensation.

Non-Qualified Deferred Compensation Table

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)

R. David Hoover	$2,622,864	$20,000	$(6,637,664)	$—	$35,467,793
Raymond J. Seabrook	$606,044	$20,000	$(655,941)	$—	$7,519,993
John R. Friedery	$568,318	$20,000	$(779,950)	$—	$6,270,568
David A. Westerlund	$860,254	$20,000	$(785,703)	$—	$8,118,693
John A. Hayes	$320,813	$20,000	$(570,815)	$—	$3,135,370

        The following footnote quantifies, as required, the extent to which the amounts reported in the Contributions and Earnings columns above are reported as compensation in the Summary Compensation Table in fiscal year 2008, and the amounts reported in the Aggregate Balance column above have been reported in the Summary Compensation Table in all years since 2006. Please note that the aggregate balance also includes amounts earned and reported as compensation in years prior to 2006. The footnote also includes the earnings measures for amounts reported in the Aggregate Earnings column.

  Mr. Hoover—$456,456 of the Executive Contributions, $20,000 of the Registrant Contributions and $159,217 of the Aggregate Earnings are reported as compensation in the Summary Compensation Table for fiscal year 2008; and $3,385,857 of the Aggregate Balance has been reported as compensation in the Summary Compensation Table since 2006. The Aggregate Earnings amount reflects $(5,455,167) from earnings credited on cash accounts comprised of $207,855 based on Moody's rate plus 5 percentage points, $121,018 based on a 9 percent fixed rate and $(5,784,040) based on notional investment in investment funds and $(1,182,497) based on a decrease in value and dividend equivalents on equity accounts.

  Mr. Seabrook—$44,278 of the Executive Contributions, $20,000 of the Registrant Contributions and $59,587 of the Aggregate Earnings are reported as compensation in the Summary Compensation Table for fiscal year 2008; and $592,761 of the Aggregate Balance has been reported as compensation in the Summary Compensation Table since 2006. The Aggregate Earnings amount reflects $(273,693) from earnings credited on cash accounts comprised of $112,454 based on Moody's rate plus 5 percentage points, $8,398 based on Moody's rate and $(394,545) based on notional investment in investment funds and $(382,248) based on a decrease in value and dividend equivalents on equity accounts.

  Mr. Friedery—$124,825 of the Executive Contributions, $20,000 of the Registrant Contributions and $18,121 of the Aggregate Earnings are reported as compensation in the Summary Compensation Table for fiscal year 2008; and $628,512 of the Aggregate Balance has been reported as compensation in the Summary Compensation Table since 2006. The Aggregate Earnings amount reflects $(577,474) from earnings credited on cash accounts comprised of $34,198 based on Moody's rate plus 5 percentage points and $(611,672) based on notional investment in investment funds and $(202,476) based on a decrease in value and dividend equivalents on equity accounts.

  Mr. Westerlund—$84,245 of the Executive Contributions, $20,000 of the Registrant Contributions and $58,061 of the Aggregate Earnings are reported as compensation in the Summary Compensation Table for fiscal year 2008; and $985,270 of the Aggregate Balance has been reported as compensation in the Summary Compensation Table since 2006. The Aggregate Earnings amount reflects $(358,855) from earnings credited on cash accounts comprised of $109,574 based on Moody's rate plus 5 percentage points, $5,073 based on Moody's rate and $(473,502) based on notional investment in investment funds and $(426,848) based on a decrease in value and dividend equivalents on equity accounts.

  Mr. Hayes—$26,696 of the Executive Contributions, $20,000 of the Registrant Contributions and $2,744 of the Aggregate Earnings are reported as compensation in the Summary Compensation Table for fiscal year 2008; and $383,726 of the Aggregate Balance was reported as compensation in the Summary Compensation Table since 2006. The Aggregate Earnings amount reflects $(389,422) from earnings credited on cash accounts comprised of $5,178 based on Moody's rate plus 5 percentage points and $(394,600) based on notional investment in investment funds and $(181,393) based on a decrease in value and dividend equivalents on equity accounts.

PENSION BENEFITS

        Retirement benefits are provided to the NEOs under a qualified salaried defined benefit pension plan and a non-qualified Supplemental Executive Retirement Plan ("SERP"). The 2008 Pension Benefits Table on page 32 shows each NEO's number of years of credited service, present value of accumulated benefits and payments during fiscal year 2008 for the qualified plan and the SERP. The present value of the accumulated benefit is the December 31, 2008, value of the annual benefit that was earned as of December 31, 2008.

        The Corporation offers two qualified salaried defined benefit pension plans in the U.S. that provide the same benefits. One plan covers its Aerospace subsidiary's salaried employees and the other covers all other U.S. salaried employees. The NEOs are covered under the latter. The qualified plans were designed to provide tax-qualified pension benefits that are generally available to all U.S. salaried employees. Effective January 1, 2007, the Corporation changed the formula by which the accrued pension benefit under the plans is determined. Prior to January 1, 2007, the accrued pension benefit expressed as a monthly annuity payable at age 65 was based on final average salary, covered compensation and years of service. After January 1, 2007, the accrued pension benefit is a monthly annuity that is equivalent to a lump sum payable when the participant reaches age 65 calculated on base salary each year, the Social Security Wage Base and a multiple based on years of service. Payments of accrued benefits earned may be in the form of an annuity, lump sum or a combination of both, depending on the election of the participant at retirement. The Corporation also sponsors a non-qualified SERP. The SERP mirrors the pension plans and is designed to replace the benefits that would have been provided under the pension plans if they were not subject to IRS-imposed limits. Under the Code, the maximum permissible benefit from the qualified plans, for retirement in 2008, is $185,000 and annual compensation exceeding $230,000 in 2008 cannot be considered in computing the maximum permissible benefit under the plans.

Terms for Accrued Benefits Prior to January 1, 2007

        The monthly accrued benefit for benefits earned prior to January 1, 2007, was determined according to the following formula:

  •
  1 percent times Final Monthly Average Salary plus 0.5 percent times Final Monthly Average Salary in excess of Covered Compensation times Benefit Service through December 31, 2006, up to a maximum of 35 years, where

  •
  Salary is defined to be a NEO's monthly base salary excluding bonus and incentive compensation.

        Final Monthly Average Salary is calculated based on the highest average for any 60 consecutive months out of the last 120 months, through December 31, 2006.

        Covered Compensation is an average of the Social Security Wage Base in effect during a NEO's career. The Social Security Wage Base is the maximum monthly amount of income on which FICA taxes are due. The years included in the average are the 35 years ending in the year the NEO is eligible for an unreduced social security benefit. This portion of the benefit formula accounts for the fact that social security does not cover earnings over a certain level.

        Benefit Service is a NEO's service as a salaried employee with the Corporation plus any service with a predecessor plan as appropriate. Participants are 100 percent vested in their benefit at the time they are credited with five or more years of service with the Corporation.

        Normal retirement age under the plan is 65 with a minimum of five years of benefit service, but a participant may elect to receive payment upon termination or at any time after reaching age 55. Benefits paid before age 65 are subject to reduction based on the age and service at termination. Participants who terminate employment after age 55 with at least 10 years of vesting service will receive a reduction of benefit equal to 4 percent for each year that benefit commencement age precedes age 65 but is greater than age 60, and a 6 percent reduction for each year that benefit commencement age precedes age 60. Benefits for participants not meeting these requirements are reduced for payment prior to age 65 on an actuarial equivalent basis.

Terms for Accrued Benefits Beginning January 1, 2007

        The monthly annuity, which is the equivalent of a lump sum benefit payable at age 65 is based on a percentage of the participant's base pay each year as follows:

If, at the beginning of the year, benefit service is:	Annual lump sum benefit accrued and payable at age 65

0 to 9 full years of benefit service	11.5 percent of base pay + 5 percent of base pay over 50 percent of SSWB(1)
10 to 19 full years of benefit service	13.0 percent of base pay + 5 percent of base pay over 50 percent of SSWB(1)
20 or more full years of benefit service	15.0 percent of base pay + 5 percent of base pay over 50 percent of SSWB(1)
(1)
"SSWB" is the Social Security Wage Base, which is the maximum earnings on which the participant pays FICA tax each year. This portion of the pension formula accounts for the fact that social security does not cover earnings over a certain level.

        Base pay is the NEO's base salary during the calendar year excluding incentive compensation, severance pay or vacation payouts.

        Upon termination or retirement, the vested pension benefit accrued beginning January 1, 2007, may be paid to the participant in either a lump sum or annuity. If the benefit is paid prior to age 65, the benefit will be reduced 5 percent compounded annually for each year the payment is made before such age.

Terms for SERP Accrued Benefits

        Since the SERP mirrors the qualified pension plan, the formulas for deriving the SERP accrued benefits are the same as those described above for the pension plans; however, the amount of retirement benefit the participants receive is equal to the difference between the benefit calculated without IRS limits and the benefits calculated using the IRS limits. Effective January 1, 2007, the SERP was amended by the Committee to provide participants with benefits accrued as of December 31, 2006, a one-time option to elect the form of payment under which the participant will receive benefits in the future. The payment options available consist of various annuities and a lump sum. For all SERP benefits accrued beginning January 1, 2007, participants will receive benefits only in the form of a lump sum. In accordance with Code Section 409A, payments from the SERP will commence six months after termination of employment. The SERP was also amended to provide that when determining lump sum payments, the SERP would use the same assumptions that exist in the salaried retirement plans except that the interest rate used shall be equal to four-fifths of the interest rate used to determine lump sum benefits under those salaried retirement plans in recognition that payments from the SERP cannot be rolled to a tax-deferred account such as an IRA.

Present Value Assumptions

        The Present Value of Accumulated Benefit reported in the table below is based on the following assumptions, which are consistent with those used for the Corporation's Consolidated Financial Statements for fiscal year ending December 31, 2008:

Discount Rate	6.25 Percent
Mortality	RP-2000 Mortality Table
Preretirement Decrements	None
Form of Pension Payment	Life Only Annuity—10 Percent Lump Sum—90 Percent

Pension Benefits Table

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)

R. David Hoover	Qualified	38.5	$1,077,779	$—
	SERP	38.5	$4,227,647	$—
Raymond J. Seabrook	Qualified	16.2	$330,656	$—
	SERP	16.2	$19,383	$—
John R. Friedery	Qualified	20.3	$293,944	$—
	SERP	20.3	$262,322	$—
David A. Westerlund	Qualified	33.3	$656,113	$—
	SERP	33.3	$423,722	$—
John A. Hayes	Qualified	9.9	$79,972	$—
	SERP	9.9	$39,045	$—

OTHER POTENTIAL POST-TERMINATION EMPLOYMENT BENEFITS

        This section provides information related to the potential post-termination employment benefits that could be payable or due to the CEO, CFO and the other NEOs under various termination scenarios. Such potential benefits payable or due may result from the Corporation's obligation to the executive under (1) any existing compensation and benefit plan, policy, practice or program of the Corporation that is generally available to all participants, or (2) under any agreement specifically entered into by the Corporation and the executive.

        In general, the compensation and benefit elements provided to employees, including the CEO, CFO and the other NEOs, are governed by provisions, terms or procedures of plan documents, policies and practices that define the rights of and the obligations due to the participant in the case of termination of employment. These provisions, terms or procedures apply to all employees, including the CEO, CFO and the other NEOs receiving such compensation or benefit. Such compensation and benefit elements would include annual incentive compensation, long-term cash incentives, long-term equity incentives, retirement benefits and deferred compensation.

        Ball has entered into certain severance benefit and change-in-control agreements with the CEO, CFO and the other NEOs which contain provisions that require Ball to provide post-termination payments or benefits to each in the event of termination of employment without cause or termination following a change-in-control of the Corporation. The Corporation does not have employment agreements with any of these executives. The respective agreements with the NEOs contain customary non-compete provisions, non-solicitation provisions, non-disparagement provisions and confidentiality covenants, and were amended and restated in 2008 to conform with the Code Section 409A final regulations.

        The key provisions, terms or procedures that would apply to the CEO, CFO and the other NEOs for the various compensation and benefit elements under various termination scenarios are provided in the table below. It is followed by another table containing an estimate of the compensation payable or the value of compensation elements due to the CEO, CFO and other NEOs under the various termination scenarios assuming termination was effective at the end of the fiscal year 2008.

Post-Termination Employment Benefits Summary

Component	Voluntary or Termination for Cause		Death		Disability		Termination Without Cause		Termination Following a Change-in-Control

Cash Severance	•	No additional benefits received.	•	No additional benefits received.	•	No additional benefits received.	• • •	CEO—2 times base salary plus target annual incentive. All Other NEOs—1.5 times base salary plus target annual incentive. Form of payment to all NEOs is a lump sum.	•	All NEOs—2 times base salary plus target annual incentive, which is paid in a lump sum.

Treatment of Annual Incentives	•	If terminated mid-performance cycle, NEOs age 55 or above receive a prorated portion of the award at the end of the performance cycle contingent on meeting the performance goal.	•	If death occurs mid-performance cycle, NEOs' beneficiaries receive a prorated portion of the award at the end of the performance cycle contingent on meeting the performance goal.	•	If disability occurs mid-performance cycle, NEOs receive a prorated portion of the award at the end of the performance cycle contingent on meeting the performance goal.	•	If terminated mid-performance cycle, NEOs receive a prorated portion of the award at the end of the performance cycle contingent on meeting the performance goal.	•	If terminated mid-performance cycle, NEOs receive a prorated portion of the target award.

Treatment of Long-Term Cash Incentive	•	If terminated mid-performance cycle, NEOs age 55 or above receive a prorated portion of the award at the end of the cycle contingent on meeting the performance criteria.	•	If death occurs mid-performance cycle, NEOs' beneficiaries receive a prorated portion of the award at the end of the cycle contingent on meeting the performance criteria.	•	If disability occurs mid-performance cycle, NEOs receive a prorated portion of the award at the end of the performance cycle contingent on meeting the performance goal.	•	If terminated mid-performance cycle, NEOs age 55 or above receive a prorated portion of award at the end of the performance cycle contingent on meeting the performance goal.	•	NEOs receive a lump sum payment based on the performance at the end of the calendar year immediately preceding the change-in-control.

Treatment of Restricted Stock/Deposit Shares	•	Restricted Stock/ Units—All unvested stock/units are forfeited.	•	Restricted Stock/ Units—All unvested stock/ units vest.	•	Restricted Stock/ Units—All unvested stock/ units vest.	•	Restricted Stock/ Units—All unvested stock/units are forfeited.	•	Restricted Stock/ Units—All unvested stock/ units vest.
	•	Deposit Shares— NEOs age 55 or above receive a prorated portion of unvested stock/units. All other NEOs forfeit unvested stock/units.	•	Deposit Shares—All unvested stock/ units vest.	•	Deposit Shares—All unvested stock/ units vest.	•	Deposit Shares— NEOs age 55 or above receive a prorated portion of unvested stock/units. All other NEOs forfeit unvested stock/units.	•	Deposit Shares—All unvested stock/ units vest.

Post-Termination Employment Benefits Summary—Continued

Component	Voluntary or Termination for Cause		Death		Disability		Termination Without Cause		Termination Following a Change-in-Control

Treatment of Performance Contingent Restricted Stock Units	•	For NEOs age 55 or
above with 15 years of
service or age 60 or
above with 10 years of
service and who have
signed a non-compete
agreement, unvested
units will cliff vest on
the vest date if the
performance measure
is achieved. For all
other NEOs, the
unvested units are
forfeited.	•	All unvested units vest.	•	All unvested units vest.	•	For NEOs age 55 or
above with 15 years of
service or age 60 or
above with 10 years of
service and who have
signed a non-compete
agreement, unvested
units will cliff vest on
the vest date if the
performance measure
is achieved. For all
other NEOs, the
unvested units are
								forfeited.	•	All unvested units vest.

Treatment of Stock Options	• •	Stock options granted
prior to 2007—
Unvested shares are
forfeited. For NEOs
age 55 or above,
options remain
exercisable for a
maximum of 2 years
(90 days for incentive
stock options). For all
other NEOs, the
options remain
exercisable for 30 days.

Stock Options granted
in 2007—for NEOs
age 55 or above with
15 years of service or
age 60 or above with
10 years of service and
who have signed a
non-compete
agreement, unvested
options will continue
to vest under the
normal schedule and
options will remain
exercisable for a
maximum of 5 years
(90 days for incentive
stock options). For all
other NEOs, the same
provisions as those
described above for
grants made prior to
2007 are applicable.	•	Stock Options— All options vest.	•	Stock Options— Shares continue to vest pursuant to the original vesting schedule.	• •	Stock Options granted
prior to 2007—
Unvested shares are
forfeited. For NEOs
age 55 or above,
options remain
exercisable for a
maximum of 2 years
(90 days for incentive
stock options). For all
other NEOs, the
options remain
exercisable for 30 days.

Stock Options granted
in 2007—For NEOs
age 55 or above with
15 years of service or
age 60 or above with
10 years of service and
who have signed a
non-compete
agreement, unvested
options will continue
to vest under the
normal schedule and
options will remain
exercisable for a
maximum of 5 years
(90 days for incentive
stock options). For all
other NEOs, the same
provisions as those
described above for
grants made prior to
2007 are applicable.	•	Stock Options—
All options vest
and in lieu of
common stock
issuable upon
exercise, the
NEOs are paid
a lump sum
amount equal to
the number of
outstanding
shares
underlying the
options times
the excess of the
closing stock
price on the
date of
termination over
the exercise
price.

Retirement Benefits	•	No additional benefits received.	•	No additional benefits received.	•	No additional benefits received.	• •	CEO—Paid a lump sum amount equal to an additional 2 years of service credited. All other NEOs—Paid a lump sum amount equal to an additional 1.5 years of service credited.	•	All NEOs—Paid a lump sum amount equal to an additional 2 years of service credited.

Post-Termination Employment Benefits Summary—Continued

Component	Voluntary or Termination for Cause		Death		Disability		Termination Without Cause		Termination Following a Change-in-Control

Health and Welfare Benefits	•	No additional benefits received.	•	No additional benefits received.	•	Continue for period of disability.	•	CEO—Continued for 2 years.	•	All NEOs— Continued for 2 years.
							•	All Other NEOs— Continued for 1.5 years.

Other Benefits	•	Financial planning services valued at $10,000 per year for 2 years.	•	No additional benefits received.	•	No additional benefits received.	•	Outplacement benefits valued at $20,000.	•	Outplacement benefits valued at $20,000.
					•	Long-term disability payment of up to $15,000 per month.	•	Financial planning services valued at $10,000 per year for 2 years.	•	Payment for excise taxes incurred as a result of Code Section 280G excess payments, if applicable.

        A termination without cause will be triggered if the NEO is terminated in either an Actual Termination not for cause or a Constructive Termination. An Actual Termination is any termination by the Corporation for reasons other than death or disability or for cause or by the executive for reasons other than Constructive Termination. A Constructive Termination means, in general terms, any significant reduction in duties, compensation or benefits or change of office location from those in effect immediately prior to the change-in-control, unless agreed to by the executive.

        Payments associated with a termination following a change-in-control will be triggered if both of the following two events occur:

1.
A change-in-control occurs. A "change-in-control" can occur by virtue, in general terms, of an acquisition by any person of 30 percent or more of the Corporation's voting shares, a merger in which the shareholders of the Corporation before the merger own 50 percent or less of the Corporation's voting shares after the merger, shareholder approval of a plan of liquidation or a plan to sell or dispose of substantially all of the assets of the Corporation, and if, during any two-year period, directors at the beginning of the period fail to constitute a majority of the Board.

2.
The executive is terminated in either an Actual Termination or a Constructive Termination not for cause.

        In the event benefits are paid because of a change-in-control and such benefits are subject to Code Section 280G, the Corporation would reimburse the executive for such excise taxes paid, together with taxes incurred as a result of such reimbursement.

        The table below represents the amounts potentially payable to the NEOs under various termination scenarios. The values assume termination on December 31, 2008, with stock awards and unexercisable stock options benefit values based on the Corporation's December 31, 2008, stock price of $41.59.

Estimated Post-Termination Employment Benefits Table

Name	Voluntary or for Cause	Death	Disability	Without Cause	Change-in- Control
R. David Hoover
Cash Severance	$—	$—	$—	$4,400,000	$4,400,000
Long-Term Cash Incentive	$859,446	$859,446	$859,446	$859,446	$1,522,197
Outstanding Stock Awards	$1,117,898	$1,622,010	$1,622,010	$1,117,898	$1,622,010
Outstanding Performance Awards	$4,897,223	$4,897,223	$4,897,223	$4,897,223	$4,897,223
Unexercisable Stock Options	$—	$—	$—	$—	$—
Retirement Benefits	$—	$—	$—	$470,905	$470,905
Health & Welfare	$—	$—	$—	$13,341	$18,926
Perquisites	$20,000	$—	$—	$40,000	$20,000

Total	$6,894,567	$7,378,679	$7,378,679	$11,798,813	$12,951,261

Raymond J. Seabrook
Cash Severance	$—	$—	$—	$1,213,800	$1,618,400
Long-Term Cash Incentive	$198,399	$198,399	$198,399	$198,399	$351,451
Outstanding Stock Awards	$339,333	$465,808	$465,808	$339,333	$465,808
Outstanding Performance Awards	$1,393,265	$1,393,265	$1,393,265	$1,393,265	$1,393,265
Unexercisable Stock Options	$—	$—	$—	$—	$—
Retirement Benefits	$—	$—	$—	$97,284	$136,935
Health & Welfare	$—	$—	$—	$18,099	$29,718
Perquisites	$20,000	$—	$—	$40,000	$20,000

Total	$1,950,997	$2,057,472	$2,057,472	$3,300,180	$4,015,577

John R. Friedery
Cash Severance	$—	$—	$—	$1,086,525	$1,448,700
Long-Term Cash Incentive	$—	$179,085	$179,085	$—	$317,346
Outstanding Stock Awards	$—	$490,762	$490,762	$—	$490,762
Outstanding Performance Awards	$—	$1,018,955	$1,018,955	$—	$1,018,955
Unexercisable Stock Options	$—	$—	$—	$—	$—
Retirement Benefits	$—	$—	$—	$76,977	$108,361
Health & Welfare	$—	$—	$—	$18,099	$28,644
Perquisites	$20,000	$—	$—	$40,000	$20,000

Total	$20,000	$1,688,802	$1,688,802	$1,221,601	$3,432,768

David A. Westerlund
Cash Severance	$—	$—	$—	$1,102,875	$1,470,500
Long-Term Cash Incentive	$180,301	$180,301	$180,301	$180,301	$319,394
Outstanding Stock Awards	$339,333	$465,808	$465,808	$339,333	$465,808
Outstanding Performance Awards	$1,310,085	$1,310,085	$1,310,085	$1,310,085	$1,310,085
Unexercisable Stock Options	$—	$—	$—	$—	$—
Retirement Benefits	$—	$—	$—	$100,194	$140,716
Health & Welfare	$—	$—	$—	$9,895	$18,638
Perquisites	$20,000	$—	$—	$40,000	$20,000

Total	$1,849,719	$1,956,194	$1,956,194	$3,082,683	$3,745,141

John A. Hayes
Cash Severance	$—	$—	$—	$1,312,500	$1,750,000
Long-Term Cash Incentive	$—	$189,508	$189,508	$—	$334,338
Outstanding Stock Awards	$—	$1,048,068	$1,048,068	$—	$1,048,068
Outstanding Performance Awards	$—	$1,497,240	$1,497,240	$—	$1,497,240
Unexercisable Stock Options	$—	$954	$954	$—	$954
Retirement Benefits	$—	$—	$—	$47,663	$68,607
Health & Welfare	$—	$—	$—	$18,351	$27,691
Perquisites	$20,000	$—	$—	$40,000	$20,000

Total	$20,000	$2,735,770	$2,735,770	$1,418,514	$4,746,898

 DIRECTOR COMPENSATION

        The table set forth below summarizes the 2008 compensation paid to each of the Corporation's nonemployee directors. The director compensation program consists of a $60,000 annual fixed cash retainer, a $15,000 target annual incentive cash retainer, an annual award of 2,000 restricted stock units, and a $6,500 annual committee chair cash retainer. The annual incentive retainer is subject to the Corporation's performance under the same performance measures as the Annual Incentive Compensation Plan, which is based on economic value added principles. The actual amount paid may range from $0 to $30,000. Additionally, a newly elected director will be awarded a one-time grant of 3,000 restricted stock units upon joining the Board and a 2,000 restricted stock unit grant annually at the time of the Corporation's Annual Meeting. The Corporation has granted stock options or participation in the Corporation's DSP to nonemployee directors in prior years, resulting in director compensation expense during 2008. Nonemployee directors may defer payment of all or a portion of their annual fixed, incentive and committee chair retainers to the 2005 Ball Corporation Deferred Compensation Plan for Directors or the 2005 Ball Corporation Deferred Compensation Company Stock Plan. Elections to defer the retainers are made annually. Details regarding the material terms of the plans are provided in the "Non-Qualified Deferred Compensation" section on page 27. The table sets out the cash compensation earned for 2008, which includes the director compensation cost recognized during 2008 in accordance with FAS 123R for restricted stock and restricted stock unit awards (Stock Awards column) and option awards (Option Awards column) granted in 2008 and/or prior years along with any other compensation payments as noted below.

Director Compensation Table

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	Change in Pension Value & Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)(5)	Total ($)

Robert W. Alspaugh	$60,000	$176,157	$—	$12,300	$—	$16,000	$264,457
Howard M. Dean	$16,625	$172,226	$—	$3,831	$—	$20,000	$212,682
Hanno C. Fiedler	$60,000	$214,435	$—	$12,300	$—	$72,586	$359,321
John F. Lehman	$66,500	$77,801	$—	$12,300	$—	$17,470	$174,071
Georgia R. Nelson	$64,875	$96,165	$—	$12,300	$—	$17,145	$190,485
Jan Nicholson	$66,500	$153,848	$—	$12,300	$—	$17,470	$250,118
George M. Smart	$60,000	$130,127	$—	$12,300	$—	$16,170	$218,597
Theodore M. Solso	$60,000	$87,072	$—	$12,300	$—	$16,170	$175,542
Stuart A. Taylor II	$66,500	$93,738	$—	$12,300	$—	$17,470	$190,008
Erik H. van der Kaay	$60,000	$188,859	$—	$12,300	$—	$20,000	$281,159
(1)
Values represent fees for annual fixed retainer, meetings and chair fees under the nonemployee director compensation program. All nonemployee directors except Messrs. Dean and Fiedler deferred payment of their cash fees to the 2005 Deferred Compensation Plan for Directors or the 2005 Deferred Compensation Company Stock Plan.

(2)
Reflects the dollar amount of director compensation cost recognized during 2008 in accordance with FAS 123R for restricted stock awards granted in 2008 and previous fiscal years.

(3)
Reflects the dollar amount of director compensation cost realized during 2008 in accordance with FAS 123R for stock options granted in previous fiscal years.

(4)
Values represent the annual incentive retainer achieved for 2008, which was paid in February 2009, based on a performance factor of 82 percent applied to the $15,000 target for all nonemployee directors except Mr. Dean, who received a partial year prorated payment as a result of his retirement in April 2008 from the Board. All nonemployee directors except for Messrs. Dean and Fiedler deferred payment of their 2008 annual incentive retainer in February 2009 to the 2005 Deferred Compensation Plan or 2005 Deferred Compensation Company Stock Plan.

(5)
The value for all directors except for Mr. Fiedler reflects company contributions for the 20 percent company match up to a maximum of $20,000 available under the 2005 Deferred Compensation Company Stock Plan as described in the CD&A and narrative accompanying the Deferred Compensation Table. The value for Mr. Alspaugh also includes a $4,000 company match of donations made pursuant to the Corporation's Matching Gift Program. The value of $72,586 for Mr. Fiedler reflects payments made to Mr. Fiedler for serving as chair of the Supervisory

  Board of Ball Packaging Europe GmbH and the Advisory Board of Ball Packaging Europe Holding GmbH & Co. KG. The amount was originally valued in euros and has been converted to dollars based on a conversion rate of 1.4094 dollars/euros as of December 31, 2008.

Additional Footnote Information:

(a)
The following represents the total value of plan-based awards granted to nonemployee directors during 2008:

  All nonemployee directors, except Mr. Dean, received 2,000 restricted stock units each, valued using the closing price of Ball Common Stock on April 23, 2008, at $50.11 per unit resulting in a total award value of $100,220 for each director. In addition, Mr. Alspaugh received 3,000 restricted stock units upon joining the Board of Directors, valued using the close price of Ball Corporation Common Stock on January 22, 2008, at $42.04 per unit resulting in a total award of $126,120.

(b)
The aggregate number of outstanding stock awards and stock options for each nonemployee director as of December 31, 2008, are as follows:

  Mr. Alspaugh—Stock awards of 5,000

  Mr. Fiedler—Stock awards of 12,694; stock options of 10,000

  Mr. Lehman—Stock awards of 51,515; stock options of 8,000

  Ms. Nelson—Stock awards of 7,000

  Ms. Nicholson—Stock awards of 41,647; stock options of 8,000

  Mr. Smart—Stock awards of 14,917

  Mr. Solso—Stock awards of 18,423; stock options of 8,000

  Mr. Taylor—Stock awards of 28,339; stock options of 30,250

  Mr. van der Kaay—Stock awards of 23,633

REPORT OF THE AUDIT COMMITTEE

        The Audit Committee of the Corporation's Board consists of nonemployee directors who are independent under the NYSE Listing Standards and SEC rules.

        Management is responsible for the Corporation's (1) accounting policies, (2) the system of internal accounting controls over financial reporting, (3) disclosure controls and procedures, (4) the performance of PricewaterhouseCoopers LLP, the independent auditor, (5) the internal audit department and (6) compliance with laws and regulations and applicable ethical business standards. The independent auditor is responsible for performing an audit of the Corporation's consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board ("PCAOB") and issuing a report thereon as well as issuing an opinion on the effectiveness of the Corporation's internal control over financial reporting.

        The Committee's responsibility is to monitor and oversee the internal controls over financial reporting and disclosure controls and procedures and to engage and evaluate the independent auditor. Management has represented to the Committee that the financial statements for the Corporation for the year ended December 31, 2008, were prepared in accordance with generally accepted accounting principles of the U.S., and the Committee has reviewed and discussed those financial statements with management and the independent auditor. The Committee has also discussed with the independent auditor the matters required to be discussed by Statement of Auditing Standards, as amended, the PCAOB Auditing Standards and the NYSE Listing Standards.

        The Corporation's independent auditor provided to the Committee on a quarterly basis the written disclosures and letter required by PCAOB Rule 3526, Communication with Audit Committees Concerning Independence. The Committee has discussed with the independent auditor that firm's independence and that firm's internal quality control procedures, peer reviews and the investigations or inquiries by governmental or professional authorities disclosed by the independent auditor.

        Based upon the Committee's review and discussion with management and the independent auditor, the representations of management and the disclosures and letter of the independent auditor (as required by PCAOB Rule 3526) to the Committee, the Committee recommended to the Board that the audited consolidated financial statements in the Corporation's Annual Report on Form 10-K, including management's and the independent auditor's opinion of the Corporation's effectiveness of internal control over financial reporting as of December 31, 2008, be filed with the SEC.

        The foregoing report has been furnished by the following directors and members of the Audit Committee:

    Robert W. Alspaugh
    Jan Nicholson
    George M. Smart
    Theodore M. Solso
    Erik H. van der Kaay

VOTING ITEM 2—RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITOR

        As disclosed in this Proxy Statement, during 2008 PricewaterhouseCoopers LLP rendered audit and non-audit services to the Corporation. Representatives of PricewaterhouseCoopers LLP will be present at the 2009 Annual Meeting of Shareholders and will have an opportunity to make a statement, if desired, as well as to respond to appropriate questions.

        The Board of Directors recommends that shareholders vote "FOR" the ratification of the appointment of PricewaterhouseCoopers LLP as the Corporation's independent auditor for 2009.

 SHAREHOLDER PROPOSAL

VOTING ITEM 3—SHAREHOLDER PROPOSAL TO DECLASSIFY THE BOARD OF DIRECTORS

        Information regarding a shareholder proposal is set forth below. Ball Corporation disclaims any responsibility for the content of this precatory proposal and statement of support, which is presented as received from the shareholder. Gerald R. Armstrong, 820 Sixteenth Street, No. 705, Denver, Colorado 80202-3227, who owns 208 shares of Common Stock, has given notice that he intends to present for action the shareholder proposal at the Annual Meeting.

        In 1985 the shareholders of the Corporation amended the Articles of Incorporation to establish a classified board and require that at least three-fourths (75 percent) of the outstanding shares entitled to vote shall be required to alter or amend the classified board. Only votes cast for or against the proposal will be counted, except that the accompanying proxy will be voted against the proposal in the absence of instructions to the contrary. Abstentions and broker nonvotes will not change the number of votes cast for or against the proposal.

        The Board of Directors recommends that shareholders vote "AGAINST" the shareholder proposal.

 SHAREHOLDER PROPOSAL

        RESOLVED: That the shareholders of Ball Corporation request its Board of Directors to take the steps necessary to eliminate classification of terms of the Board of Directors to require that all Directors stand for election annually. The Board declassification shall be completed in a manner that does not affect the unexpired terms of the previously-elected Directors.

 SUPPORTING STATEMENT

        In last year's meeting, this proposal received 64.9 percent of the vote. Shares worth $2,688,037,850.02 were voted in its favor but the Board has failed to take the necessary steps to enact it.

        The proponent believes the election of directors is the strongest way that shareholders influence the directors of any corporation. Currently, our Board of Directors is divided into three classes with each class serving three-year terms. Because of this structure, shareholders may only vote for one-third of the directors each year. This is not in the best interest of the shareholders because it reduces accountability.

        Xcel Energy Inc., Devon Energy Corporation, ConocoPhillips, ONEOK, Inc., CenterPoint Energy, Inc., Hess Corporation have adopted this practice and it has been approved by shareholders at CH Energy Group, Inc., Central Vermont Public Service Corporation, Black Hills Corporation, Spectra Energy Corp., and several others, upon presentation of a similar resolution by the proponent during 2008. The proponent is a professional investor who has studied this issue carefully.

        The performance of our management and our Board of Directors is now being more strongly tested due to economic conditions and the accountability for performance must be given to the shareholders whose capital has been entrusted in the form of share investments.

        A study by researchers at Harvard Business School and the University of Pennsylvania's Wharton School titled "Corporate Governance and Equity Prices" (Quarterly Journal of Economics, February, 2003), looked at the relationship between corporate governance practices (including classified boards) and firm performance. The study found a significant positive link between governance practices favoring shareholders (such as annual directors election) and firm value.

        While management may argue that directors need and deserve continuity, management should become aware that continuity and tenure may be best assured when their performance as directors is exemplary and is deemed beneficial to the best interests of the corporation and its shareholders.

        The proponent regards as unfounded the concern expressed by some that annual election of all directors could leave companies without experienced directors in the event that all incumbents are voted out by shareholders. In the unlikely event that shareholders do vote to replace all directors, such a decision would express dissatisfaction with the incumbent directors and reflect a need for change.

        If you agree that shareholders may benefit from greater accountability afforded by annual election of all directors, please vote "FOR" this proposal.

STATEMENT IN OPPOSITION TO THE SHAREHOLDER PROPOSAL

        The Board of Directors believes that a classified board, where approximately one-third of the directors are elected annually, is in the best interests of the Corporation and its shareholders. The classified board was approved at the 1985 Annual Meeting of Shareholders by 82 percent of the shares entitled to vote.

        The Board believes a classified board helps provide continuity and stability in the Corporation's leadership and policies because a majority of the directors at any one time will have prior experience as directors of the Corporation and in-depth knowledge of its business and management. This system permits directors to more effectively represent the long-term interests of all shareholders in a variety of circumstances, including responding to circumstances created by demands of a minority shareholder or group or proponents of a takeover or restructuring or other extraordinary corporate action. The Board believes that the continuity and experience of leadership that results from a classified board helps directors focus on creating long-term value for shareholders and resist unwise actions advocated by a vocal minority focused only on hoped for short-term gain to the detriment of building long-term value.

        The Board believes there are many reasons to favor multiyear, staggered terms, including the following:

  1.
  Director independence. Directors are less influenced by transitory outside influences. Multiyear terms provide directors with a longer term of office, thereby insulating them against pressure from special interest groups who might have an agenda contrary to the long-term interests of all shareholders.

  2.
  Negotiating power and takeover bids. The inability of a bidder to replace the entire board in a single election increases the bargaining power of the board in responding to a takeover bid and provides additional time to consider all options to maximize shareholder value. Staggered boards do not prevent unsolicited takeover attempts, but they do give a potential acquirer a strong incentive to deal directly with the board, which allows the board to negotiate better on behalf of all shareholders.

  3.
  Institutional stability. Staggered boards permit companies to benefit from the directors' experience, time and knowledge of the corporation's business. Staggered boards prevent sudden disruptive changes to the board's composition and ensure that, at any given time, there are directors serving on the board who are familiar with the corporation, its business and its strategic goals.

  4.
  Long-term focus. Multiyear terms provide the board with the ability to emphasize long-term business oversight and strategy rather than short-term day-to-day objectives. Multiyear terms are also consistent with the Sarbanes-Oxley Act of 2002 which, among other things, seeks to avoid the abuses often caused by only a short-term focus on the operation of the business. Multiyear terms aid the Corporation in attracting and retaining director candidates who are willing to make long-term commitments of their time and energy.

        The proponent references an academic study on the relationship between governance practices such as annual election of directors and firm value. The study did not include evidence of the Corporation's performance. Notwithstanding the assertions of the proponent, the study concluded that changes in firm value cannot be strongly tied to any particular firm characteristic. In fact, consistent with the Board's view, the study stated that if the power provided by a classified board were used judiciously, it could possibly lead to an increase in overall shareholder wealth.

        The Board and our management have demonstrated accountability to the shareholders through the financial performance of the Corporation. In particular, we note that:

  •
  Since January 1, 2001, the Board increased the dividends payable to shareholders on three separate occasions.

  •
  The Corporation has split its Common Stock (on a two-for-one basis) on February 22, 2002, and August 23, 2004.

  •
  The Corporation recorded in the year 2008 the highest sales and earnings in the history of the Corporation.

  •
  The Corporation has consistently reported increased earnings per share and substantial free cash flow.

        The Board in its present form is accountable to the shareholders and committed to sound corporate governance practices. The Board is comprised primarily of independent directors and all directors owe fiduciary duties to the Corporation and its shareholders regardless of the length of the term for which they are elected. In addition, the Board has implemented measures to foster accountability, including the adoption of Corporate Governance Guidelines that focus on the independence and quality of members of the Board and its effective functioning, and annual self-evaluations of the Board and its four committees.

        The Board believes that the continuity and stability provided by having a classified Board enhances the Corporation's ability to implement its long-term strategies and sustain its long-term financial health and performance.

        For these reasons, the Board of Directors recommends that shareholders vote "AGAINST" this shareholder proposal.

 SHAREHOLDER PROPOSALS FOR 2010 ANNUAL MEETING

        To be eligible for inclusion in the Corporation's Proxy Statement for the 2010 Annual Meeting of Shareholders, proposals of shareholders must be in writing and be received by the Corporate Secretary at the Corporation's principal executive offices, 10 Longs Peak Drive, Broomfield, Colorado 80021-2510, by November 16, 2009.

        If a shareholder desires to bring business before the 2010 Annual Meeting of Shareholders, which is not the subject of a proposal submitted for inclusion in the Proxy Statement, the shareholder must notify the Corporation of the shareholder's proposal, which must be delivered to or mailed and received at the principal executive offices of the Corporation between December 23, 2009, and January 22, 2010, or the proposal may be considered untimely. The appointed proxies may exercise their discretionary authority to vote previously solicited proxies against such proposal if it is raised at the 2010 Annual Meeting.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        As a result of an administrative error, the Form 4 report regarding the sale by Mr. Leroy Williams, Jr., of 414 shares of common stock on June 11, 2008, was not timely reported, and was subsequently reported on June 17, 2008.

SOLICITATION AND OTHER MATTERS

        The Corporation will pay the cost of soliciting proxies. Georgeson Inc. has been retained to assist in the solicitation of proxies for a fee of $7,500. In addition to solicitations by mail, proxies also may be solicited personally, or by telephone or electronic means by some directors, officers and regular employees of the Corporation, without additional compensation, as well as by employees of Georgeson Inc. The Corporation will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy material, Annual Report and other shareholder materials to the beneficial owners of Common Stock.

        As of the date of this Proxy Statement, the Board of the Corporation has no knowledge of any matters to be presented for consideration at the Annual Meeting other than those referred to above. However, the persons named in the accompanying proxy card shall have authority to vote such proxy as to any other matters that properly come before the meeting and as to matters incidental to the conduct of the meeting, according to their discretion.

By Order of the Board of Directors
David A. Westerlund Corporate Secretary

March 16, 2009
Broomfield, Colorado

Ball Corporation

10 LONGS PEAK DRIVE
BROOMFIELD, COLORADO 80021-2510

C123456789
MR A SAMPLE 000004 DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6
000000000.000000 ext        000000000.000000 ext
000000000.000000 ext        000000000.000000 ext
000000000.000000 ext        000000000.000000 ext

 Electronic Voting Instructions

You can vote by Internet or telephone!
Available 24 hours a day, 7 days a week!

 Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 A.M., Central Time on April 22, 2009.

[COMPUTER GRAPHIC]	Vote by Internet • Log on to the Internet and go to www.investorvote.com • Follow the steps outlined on the secured website.
[TELEPHONE GRAPHIC]
Vote by telephone
•  Call toll free 1-800-652-VOTE (8683) within the United States, Canada & Puerto Rico any time on a touch tone telephone. There is NO CHARGE to you for the call.
• Follow the instructions provided by the recorded message.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Annual Meeting Proxy Card		123456 C0123456789 12345

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

[A] Election of Directors — The Board of Directors recommends a vote FOR the election of directors.
1.	Nominees:	For	Withhold
	01 — Robert W. Alspaugh	☐	☐
	02 — R. David Hoover	☐	☐
	03 — Jan Nicholson	☐	☐

[B]    Issues — The Board of Directors recommends a vote FOR Proposal 2 and AGAINST Proposal 3.

		For	Against	Abstain			For	Against	Abstain
2.	Proposal to ratify the appointment of PricewaterhouseCoopers LLP as the independent auditor for the Corporation for 2009.	☐	☐	☐	3.	Proposal to declassify the Board of Directors.	☐	☐	☐
4.	At their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.

[C]    Non-Voting Items

Change of Address — Please print new address below.

[D]    Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. All owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.		Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.

/	/

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Proxy — Ball Corporation

Meeting Details

The 2009 Ball Corporation Annual Meeting of Shareholders will be held at 8:00 A.M. (MDT), Wednesday, April 22, 2009, at Ball Corporation's offices, 10 Longs Peak Drive, Broomfield, Colorado 80021-2510.

Proxy Solicited by Board of Directors for Annual Meeting on April 22, 2009

George M. Smart, Theodore M. Solso, Stuart A. Taylor II, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders of Ball Corporation to be held on April 22, 2009, or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted as directed by the shareholder. If no such directions are indicated, the Proxies will have authority to vote FOR Items 1 and 2 and AGAINST Item 3.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

(Continued and to be voted on reverse side.)

QuickLinks

VOTING SECURITIES AND PRINCIPAL SHAREHOLDERS
VOTING ITEM I—ELECTION OF DIRECTORS
DIRECTOR NOMINEES AND CONTINUING DIRECTORS
GOVERNANCE OF THE CORPORATION
CERTAIN COMMITTEES OF THE BOARD
BOARD MEETINGS AND ANNUAL MEETING
TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS
EXECUTIVE COMPENSATION
REPORT OF THE HUMAN RESOURCES COMMITTEE OF THE BOARD OF DIRECTORS
COMPENSATION DISCUSSION AND ANALYSIS
TABLES AND NARRATIVES
SUMMARY COMPENSATION TABLE
GRANTS OF PLAN-BASED AWARDS TABLE
OUTSTANDING EQUITY AWARDS AS OF DECEMBER 31, 2008
OPTION EXERCISES AND STOCK VESTED IN 2008
NON-QUALIFIED DEFERRED COMPENSATION
PENSION BENEFITS
OTHER POTENTIAL POST-TERMINATION EMPLOYMENT BENEFITS
DIRECTOR COMPENSATION
REPORT OF THE AUDIT COMMITTEE
VOTING ITEM 2—RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITOR
SHAREHOLDER PROPOSAL
VOTING ITEM 3—SHAREHOLDER PROPOSAL TO DECLASSIFY THE BOARD OF DIRECTORS
SHAREHOLDER PROPOSAL
SUPPORTING STATEMENT
STATEMENT IN OPPOSITION TO THE SHAREHOLDER PROPOSAL
SHAREHOLDER PROPOSALS FOR 2010 ANNUAL MEETING
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
SOLICITATION AND OTHER MATTERS